                                                                    Exhibit 10.1

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                           SECOND AMENDED AND RESTATED

                      GAMING FACILITY MANAGEMENT AGREEMENT

                                  by and among

                           THE ST. REGIS MOHAWK TRIBE,

                       ST. REGIS MOHAWK GAMING AUTHORITY,

                                       and

                      MONTICELLO CASINO MANAGEMENT, L.L.C.

                          Dated: as of December 1, 2005

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                                TABLE OF CONTENTS

       8.3   Prohibition of Payments to Members of Tribal Government or Authority..39

                                      -ii-

       15.4  Disputes between the Authority and the Manager Relating to Manager

                                    EXHIBITS

A.  Legal Description of the Property
B.  List of Members and Officers of Monticello Casino Management, L.L.C.
C.  Policies and Procedures for Resolution of Personnel Disputes between Manager and Customers
D.  Policies and Procedures for Patron Disputes
E.  List of Tribal Holidays
F.  Legal Description of the Non-Casino Facility
G.  Authorizing Resolutions of Authority and Manager

                                    SCHEDULES

1.  Reimbursable Expenses

                             INDEX OF DEFINED TERMS

Affiliate.................................2   Amounts Owed to Senior Secured
Affiliate Transaction....................13     Noteholders.............................29
Amended and Restated Agreement............2   Arbitrator(s).............................43
                                              Authority...............................1, 2

                                     -iii-

Authority's Inspectors........... .......16   Land Purchase Agreement....................5
Authority's Marks........................47   Legal Requirements.........................5
Authority's Representatives...............2   License Forum.............................45
B.I.A.....................................2   Licensing Disputes........................43
Bank Roll Amount.........................23   Local Agreements...........................5
Budget...................................18   Management Board...........................5
Bureau of Indian Affairs..................2   Management Business Board..................5
Capital Budget...........................20   Management Distributions..................29
Capital Replacements.....................20   Management Fee............................10
Cash Maintenance Account..................2   Manager....................................1
Class II Gaming...........................2   Manager's Marks...........................48
Class III Gaming..........................2   Manager's Representative...................6
Collateral Agreement......................3   Member of the Tribal Government............6
Commencement Date.........................3   Minimum Balance............................6
Common Areas..............................3   Minimum Priority Payment...................6
Compact...................................3   National Indian Gaming Commission..........6
Cooperation Agreement.....................3   NEPA......................................33
Depository Account....................3, 23   Net Revenues...............................6
Developer.................................3   NIGC.......................................6
Development and Construction Agreement....3   Non-Casino Facility........................6
Development Business Board................3   Operating Expenses.........................6
Disbursement Account.....................23   Parties...................................43
Effective Date............................3   Person.....................................7
FBI......................................41   Petty Cash Fund...........................23
Financing Agreements......................3   Pre-Opening Bank Account(s)...............18
Furniture, Trade Fixtures, and Equipment..4   Pre-Opening Budget........................17
GAAP......................................4   Project Costs..............................7
Gaming....................................4   Promotional Allowances.....................7
Gaming Authority Charter..................4   Property...................................7
Gaming Enterprise.........................4   Qualified.................................21
Gaming Enterprise Personnel Policies......4   Relative...................................7
Gaming Facility...........................4   Senior Secured Note Indenture..............7
General Manager...........................4   Senior Secured Noteholders................29
Generally Accepted Accounting Principles..4   Senior Secured Notes.......................7
Gross Gaming Revenue Win..................5   Shared Facilities Agreement................7
Gross Revenues............................5   Term.......................................8
IGRA...................................1, 5   Trade Fixtures.............................7
Indebtedness..............................5   Tribal Gaming Ordinance....................8
Indian....................................5   Tribe...................................1, 8
Insurance Company........................24   Trustee....................................8
Interest and Excess Cash Flow Account.....5   Win........................................5
Land Lease................................5

                                      -iv-

                           SECOND AMENDED AND RESTATED
                      GAMING FACILITY MANAGEMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED GAMING FACILITY MANAGEMENT AGREEMENT has been entered into as of December 1, 2005, by and among the ST. REGIS MOHAWK GAMING
AUTHORITY , and its permitted successors and assigns (the "AUTHORITY"),
MONTICELLO CASINO MANAGEMENT, L.L.C., a New York limited liability company, and its permitted successors and assigns ("MANAGER", and the ST. REGIS MOHAWK TRIBE
(the "Tribe") for the limited purposes stated in SECTIONS 3.5 and 4.2.2 and
ARTICLES 8 and 15.

1.      RECITALS AND CONDITIONS PRECEDENT.

WHEREAS, the Tribe is an Indian Tribe that possesses governmental power over its tribal lands and is acknowledged as such by the United States; and

WHEREAS, the United States Congress enacted the Indian Gaming Regulatory Act of
1988, PL 100-497, 25 U.S.C. ss.ss. 2701, ET SEQ. (the "IGRA") to promote tribal economic development, tribal self-sufficiency, and strong tribal governments;
and

WHEREAS, the Tribe has entered into a Class III gaming compact with the State of
New York to govern the conduct of Class III gaming on tribal lands; and

WHEREAS, it is the objective of the Tribe to extend its tribal gaming operations to provide employment for its members and improve the social, economic, educational, and health services for its members and the community; and

WHEREAS, Monticello Raceway Management, Inc. (as successor in interest to
Catskills Development, L.L.C.), proposes to convey legal title to approximately
30 acres of land in Monticello, New York to the United States of America in
trust for the Tribe; and

WHEREAS, the Sullivan County community surrounding such land is very positive about and strongly supportive of the Tribe's plan to develop such land and to conduct gaming upon such land; and

WHEREAS, the Tribe has established the Authority, an instrumentality of the
Tribe, to which the Tribe has assigned its authority over the development and conduct of gaming on the land in Monticello, New York, to be conveyed to the
United States in trust for the Tribe, including the authority to enter into agreements for the financing, development, construction and operation of a casino on such land; and

WHEREAS, the development of the Gaming Enterprise (hereinafter defined) will require a significant capital investment; and

WHEREAS, the Authority seeks technical and financial expertise to manage the
Gaming Enterprise and desires to employ a firm with the appropriate management and business expertise to manage the Gaming Enterprise; and

WHEREAS, Manager meets the Authority's standard in terms of expertise, experience and ability to assist the Authority in obtaining financing to construct and develop the Gaming Enterprise and thereafter to manage, operate, and maintain the Gaming Enterprise as well as to instruct the Authority and others in the operation of a first-class gaming facility; and

WHEREAS, the Tribe, the Authority and Mohawk Management, L.L.C. (the predecessor in interest to Monticello Casino Management, L.L.C.) entered into an Amended and
Restated Gaming Facility Management Agreement, dated as of July 31, 1996 (the
"AMENDED AND RESTATED AGREEMENT"), pursuant to which the parties hereto set forth and clarified their respective rights and obligations regarding the management of the Gaming Enterprise; and
WHEREAS, the parties hereto desire to amend certain of the terms, provisions and conditions  of the  Amended  and  Restated  Agreement  and  restate  the  terms, provisions  and  conditions  of the  Amended  and  Restated  Agreement  in their entirety as provided herein and otherwise  subject to the terms,  provisions and conditions hereof; and

WHEREAS, this Agreement is entered into pursuant to IGRA.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby amend and restate the Amended and Restated Agreement in its entirety and further agree as follows:

2.      DEFINITIONS.

As used in this Agreement, the terms listed below shall have the meanings assigned to them in this Section:

"AFFILIATE" shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person. For the purpose of this definition, "control" means the ability to directly or indirectly, by voting securities, partnership or member interests, contract or otherwise, direct or cause the direction of the policies or management of the specified Person.

"AUTHORITY" shall mean the St. Regis Mohawk Gaming Authority.

"AUTHORITY'S REPRESENTATIVES" shall mean the persons designated by the Authority to sit on the Management Business Board. The Authority's Representatives shall serve as the liaisons between the Authority and Manager during the term of this
Agreement.

"BUREAU OF INDIAN AFFAIRS" or "B.I.A." shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

"CASH MAINTENANCE ACCOUNT" shall mean the cash collateral account required to be established by the Senior Secured Note Indenture.

                                      -2-

"CLASS II GAMING" shall mean Class II Gaming as defined in IGRA.

"CLASS III GAMING" shall mean Class III Gaming as defined in IGRA.

"COLLATERAL AGREEMENT" shall mean another agreement between the parties as defined by 25 C.F.R. ss. 502.5.

"COMMENCEMENT DATE" shall mean the first date that the Gaming Facility is
Completed (as defined in the Senior Secured Note Indenture), open to the public and that Gaming is being conducted in the Gaming Facility pursuant to the terms of this Agreement. Manager shall memorialize the Commencement Date in a writing signed by Manager and the Authority and delivered to the NIGC and to the B.I.A.
Area Director, Eastern Area Office.

"COMMON AREAS" shall mean those portions of the Property and Non-Casino Property that are available for the common use, convenience and benefit of the Authority and the owner of the Non-Casino Property including, without limitation, easement areas, parking areas, common utility facilities, and any walkways, connecting passageways, lobbies, public conveniences or sidewalks incidental thereto.

"COMPACT" shall mean the tribal-state Compact, and any amendments or modifications thereto, entered into between the Tribe and the State of New York pursuant to IGRA, or such other Compact as may be substituted therefor.

"COOPERATION AGREEMENT" means that certain Cooperation Agreement, dated December
17, 1997, made by and between Catskill Development, L.L.C. and the Village of
Monticello, as the same may be modified from time to time, or any superseding agreement agreed to by and among the Tribe, the Authority, and the Village of
Monticello.

"DEPOSITORY ACCOUNT" shall mean the depository account established by Manager for the benefit of the Authority pursuant to SECTION 4.20 hereof.

"DEVELOPER" shall mean Monticello Raceway Development Company, L.L.C.

"DEVELOPMENT AND CONSTRUCTION AGREEMENT" shall mean that certain Second Amended and Restated Development and Construction Agreement, dated as of the date as of which this Agreement is made, by and among Developer, the Authority, and the
Tribe for the limited purposes set forth therein, providing the terms under which Developer will develop the Gaming Facility, including without limitation, design, construction and furnishing and equipping same.

"DEVELOPMENT BUSINESS BOARD" shall mean the committee of that name created by the Development and Construction Agreement.

"EFFECTIVE DATE" shall mean the date on which the Chairman of the NIGC grants written approval of this Agreement. The parties agree to cooperate and to use their commercially reasonable efforts to satisfy the above condition at the earliest possible date.

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"FINANCING AGREEMENTS" shall mean the Senior Secured Note Indenture, the Senior
Secured Notes, and any other related or collateral agreement and the exhibits and schedules thereto, and any and all amendments, modifications, consolidations, extensions, restatements and refinancings thereof and thereto, by which funds are advanced to the Authority, the proceeds of which are to be used exclusively to purchase the Property, develop, design, construct, furnish, equip and provide start-up and working capital for the Gaming Enterprise and to make certain renovations, improvements or alterations to the Common Areas of the
Non-Casino Facility.

"FURNITURE, TRADE FIXTURES, AND EQUIPMENT" shall mean all furniture, Trade
Fixtures and equipment required or used in the operation of the Gaming
Enterprise in accordance with the plans and specifications of the Gaming
Facility.

"GAMING" shall mean any and all activities defined as Class II or Class III
Gaming under IGRA or authorized under the Compact.

"GAMING AUTHORITY CHARTER" shall mean the Charter establishing the Authority as enacted by Resolution No. 96-15 of the Tribal Council of the Tribe.

"GAMING ENTERPRISE" shall mean any commercial enterprise of the Authority authorized by IGRA and/or the Compact and operated and managed by Manager on the
Property in accordance with the terms and conditions of this Agreement to engage in Gaming; and any other lawful commercial activity related to Gaming allowed in the Gaming Facility including, but not limited to, automatic teller machines, and, subject to any limitations contained in the Local Agreements, and the
Compact, the sale for individual consumption of food, beverages, tobacco, gifts and souvenirs. "Gaming Enterprise" shall exclude any wagering activities related to the outcome of any racetrack or racing contest conducted off the Property;
provided, however, that if a racetrack or racing contest has not been conducted on the racetrack that comprises a portion of the Non-Casino Facility at any time during a consecutive twenty-four (24) month period or if such racetrack has been abandoned and not reoccupied within seven (7) days after notice from the
Authority to the record owner of the Non-Casino Facility, the foregoing prohibition against racetrack wagering activities shall (subject to applicable
Legal Requirements) be of no further force or effect. "Gaming Enterprise"
includes any building or accommodation used for Gaming on the Property and related on-site retail sales and services on the Property. The Authority shall have the sole proprietary interest in and responsibility for the conduct of all
Gaming conducted by the Gaming Enterprise, subject to the rights and responsibilities of Manager under this Agreement.

"GAMING ENTERPRISE PERSONNEL POLICIES" shall mean the policies and procedures established pursuant to SECTION 4.16 herein.

"GAMING FACILITY" shall mean the buildings, improvements, and fixtures, now or hereafter located on the Property within which the Gaming Enterprise will be housed.

"GENERAL MANAGER" shall mean the individual selected pursuant to SECTION 4.1.1 hereof to direct the operation of the Gaming Facility.

                                      -4-

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public
Accountants from time to time and statements and pronouncements of the Financial
Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

"GROSS GAMING REVENUE WIN" or "WIN" shall mean the net win from Gaming activities which is the difference between Gaming wins and losses before deducting costs and expenses, determined in accordance with GAAP consistently applied.

"GROSS REVENUES" shall mean all revenues of any nature derived directly or indirectly from the Gaming Enterprise including, without limitation, gross gaming win, interest, distributions, or dividends earned on bank accounts and investments, food and beverage sales and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires), and revenue recorded for Promotional Allowances, determined in accordance with GAAP consistently applied.

"IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25
U.S.C. 2701 ET SEQ. as it may, from time to time, be amended.

"INDEBTEDNESS" shall have the meaning set forth in the Senior Secured Note
Indenture.

"INDIAN" shall mean any member of a federally recognized Indian Tribe or Nation or of a Mohawk Tribe recognized by the government of Canada, and certified as such by the Authority to Manager.

"INTEREST AND EXCESS CASH FLOW ACCOUNT" shall have the meaning set forth in the
Senior Secured Note Indenture.

"LAND LEASE" means that certain land lease to be made by and between the Tribe, as lessor, and the Authority, as lessee, demising the Property, the terms and provisions of which shall be agreed upon by the Authority and the Tribe, subject to the approval of Manager, which approval shall not be unreasonably withheld.

"LAND PURCHASE AGREEMENT" shall mean that certain Second Amended and Restated
Land Purchase Agreement, dated as of the date as of which this Agreement is made, between Monticello Raceway Management, Inc. and the Authority, by which
Monticello Raceway Management, Inc. shall convey the Property to the United
States to be held in trust for the benefit of the Tribe.

"LEGAL REQUIREMENTS" shall mean singly and collectively, the Compact, IGRA, the
Local Agreements, all applicable laws, rules and regulations of the Tribe,

                                      -5-

including, without limitation, the Tribal Gaming Ordinance, and all other applicable federal and New York laws.

"LOCAL AGREEMENTS" means (1) the Cooperation Agreement, and (2) any other agreements entered into by and among the Authority, the Tribe, and local governments to mitigate the impact of the development and operation of the
Gaming Facility on those governments, and to provide for the provision of services by local governments to the Gaming Facility.

"MANAGEMENT BOARD" shall mean the Management Board of the Authority.

"MANAGEMENT BUSINESS BOARD" shall mean the committee created by SECTION 3.3 of this Agreement.

"MANAGER'S REPRESENTATIVE" shall mean the persons designated by Manager to sit on the Management Business Board. Manager's Representatives shall serve as the liaisons between Manager and the Authority during the term of the Agreement.

"MEMBER OF THE TRIBAL GOVERNMENT" shall mean any member of the Tribal Council of the Tribe or of the Management Board of the Authority, and any Tribal court official with jurisdiction on the Property or over the Gaming Enterprise.

"MINIMUM BALANCE" shall mean that sum of money agreed to by the Management
Business Board to be maintained in the Gaming Enterprise bank account(s) to serve as working capital for Gaming Facility operations. The Management Business
Board may adjust the Minimum Balance at any time and from time to time in accordance with reasonable and prudent business practices.

"MINIMUM PRIORITY PAYMENT" shall mean the amount to be paid to the Authority as provided in SECTION 6.4 (First) of this Agreement.

"NATIONAL INDIAN GAMING COMMISSION" or "NIGC" shall mean the commission established pursuant to 25 U.S.C. ss. 2704.

"NET REVENUES" shall mean Gross Revenues of the Gaming Enterprise from all sources, less all related Operating Expenses, excluding the Management Fee, and less the retail value of Promotional Allowances and less the following revenues actually received by the Gaming Enterprise and included in Gross Revenues: (i)
any gratuities or service charges added to a customer's bill; (ii) any credits or refunds made to customers, guests or patrons; (iii) any sums and credits received by the Gaming Enterprise for lost or damaged merchandise; (iv) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof)
which are received from patrons and passed on to a governmental or quasi-governmental entity; (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets; (vi) any fire and extended coverage insurance proceeds other than for business interruption; (vii) any condemnation awards other than for temporary condemnation; and (viii) any

                                      -6-

proceeds of financing or refinancing, all as determined in accordance with GAAP consistently applied and 25 U.S.C. ss. 2703 (9).

"NON-CASINO FACILITY" shall mean all buildings, fixtures and improvements located on land described in EXHIBIT F owned by Monticello Raceway Management,
Inc., or any of its affiliates.

"OPERATING EXPENSES" shall mean expenses of the operation of the Gaming
Enterprise determined in accordance with GAAP, consistently applied. Operating
Expenses shall include, without limitation: (i) all accrued interest expense
(whether or not distributed and whether or not deposited including deposits into the Interest and Excess Cash Flow Account as that term is defined in the Senior
Secured Note Indenture) with respect to interest on the Senior Secured Notes;
(ii) depreciation and amortization expense; (iii) any bond premium incurred pursuant to the Senior Secured Note Indenture; (iv) payments required pursuant to the Local Agreements; (v) payments required pursuant to any agreement with the State of New York; (vi) any amounts that may be funded on account of the
Minimum Balance from time to time; and (vii) the Authority's share of costs and expenses pursuant to the Shared Facilities Agreement.

"PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PROJECT COSTS" shall mean the sum of: (1) all so-called "hard" and "soft" costs incurred in developing, designing, constructing, equipping and furnishing the
Gaming Facility, and making certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, including, without limitation, any costs related to land acquisition, professional services, pre-opening costs, and initial operating capital for the Gaming Enterprise (but such costs shall not include (i) costs and expenses incurred with respect to litigation or other proceedings in which the Tribe and/or the Authority are not a party, which litigation or proceeding has commenced prior to the date hereof, (ii) fees and expenses paid to any counsel in connection with its representation of any Indian or Native American tribe or nation (together with their instrumentalities) other than the Tribe or any instrumentality thereof, or (iii) costs and expenses incurred in connection with the operation of the Developer's businesses (or the businesses of any of the affiliates of Developer), including, without limitation, salaries, rent, insurance, utility charges and any other similar type of general administrative or overhead expense of Developer or any such affiliate); (2) all start up and operating costs of the Gaming Authority until the Commencement Date; and (3) all financing fees and expenses including, without limitation, interest payments and any scheduled principal payments, prior to the Commencement Date; provided that all Project Costs shall be allocated in accordance with GAAP, consistently applied.

"PROMOTIONAL ALLOWANCES" shall mean the retail value of any transportation, complimentary accommodations at local hotels, food, beverages, merchandise, chips, tokens, shows, or services provided to patrons for promotional purposes.

                                      -7-

"PROPERTY" shall mean the parcel of land described in EXHIBIT A to be held by the United States of America in trust for the Tribe and upon which the Gaming
Enterprise is to be conducted.

"RELATIVE" shall mean an individual residing in the same household and who is related as a spouse, father, mother, sister, brother, son or daughter of the other person.

"SENIOR SECURED NOTE INDENTURE" shall mean that certain Indenture by and among the Authority, the Tribe, and the Trustee, pursuant to which the Senior Secured
Notes are issued.

"SENIOR SECURED NOTES" shall mean the Authority's Series A Senior Secured Notes and Series B Senior Secured Notes, if any, issued by the Authority pursuant to the Senior Secured Note Indenture.

"SHARED FACILITIES AGREEMENT" shall mean that certain Second Amended and
Restated Shared Facilities Agreement dated as of the date as of which this
Agreement is made, by and between the Authority and Monticello Raceway
Management, Inc., as the same may be modified from time to time.

 "TRADE FIXTURES" shall mean fixtures or equipment attached to the building in which the Gaming Enterprise shall be conducted that are used to conduct, support or facilitate the conduct of Gaming, and including, but not limited to: gaming machines, gaming tables, gaming equipment cabinets, coin, cash and chip counting machines, computers, computer monitors and related equipment, cash registers, safes, surveillance equipment, television cameras, monitors and recorders, audio and musical instruments, equipment and speakers, and stoves, ovens, cabinets, refrigerators, freezers, and other kitchen equipment. Decorative fixtures, railings, lights, flooring, plumbing fixtures, sinks, toilets, and all other real property fixtures are not Trade Fixtures and shall not be subject to any lien or encumbrance.

"TRIBAL GAMING ORDINANCE" shall mean the St. Regis Mohawk Tribal Gaming
Ordinance adopted by Resolution No. 93-102 of the Tribal Council of the Tribe
and any amendments, supplements or modifications thereto, and all related or implementing ordinances, which are enacted by the Tribe or the Authority to authorize and regulate Gaming on the Property pursuant to IGRA.

"TRIBE" shall mean the St. Regis Mohawk Tribe, a federally recognized Indian tribe.

"TRUSTEE" shall mean the trustee designated under the Senior Secured Note
Indenture.

3.   COVENANTS.

In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

                                      -8-

3.1     ENGAGEMENT OF MANAGER.

The Authority hereby retains and engages Manager as the Authority's agent for the purposes of carrying out its duties under this Agreement including managing the Gaming Enterprise and training designees of the Authority and employees of the Gaming Enterprise in the management of the Gaming Enterprise. Subject to the terms of this Agreement, the foregoing is intended to grant Manager the exclusive right to manage the Gaming Enterprise during the Term. Nothing contained herein grants or is intended to grant Manager a titled interest to the
Gaming Facility or to the Gaming Enterprise or any right to manage Class II
Gaming. Manager hereby accepts such retention and engagement and promises to use its reasonable best efforts to promote and manage the Gaming Enterprise and to train the Authority and others as aforesaid. Except as otherwise mutually agreed, the Manager agrees that during the Term of this Agreement neither it nor any entities affiliated with or controlled by it nor any major owners (i.e., any person or entity owning more than 10% of it) will establish, own, operate, or manage any other gaming facility in Sullivan County (other than the Monticello
Raceway and one other tribal gaming facility) without the written consent of the
Authority, provided that the Authority's consent to Manager's establishment, operation, or management of a second tribal gaming facility in Sullivan County
(in addition to the tribal gaming facility permitted by the preceding parenthetical) shall not be unreasonably withheld.

3.2     TERM.

This Agreement shall become effective on the Effective Date. The term ("TERM")
of this Agreement shall begin on the Commencement Date and continue for a period of seven years, unless sooner terminated by either party in accordance with the provisions of this Agreement, provided that the Term shall not include any period of cessation of Gaming on the Property during which the Term is tolled pursuant to SECTION 4.4.5 of this Agreement.

3.3     ESTABLISHMENT AND OPERATION OF MANAGEMENT BUSINESS BOARD.

The Management Business Board is a committee that shall consist of four representatives, two of whom are appointed by the Authority and two of whom are appointed by Manager. Manager shall designate as its representatives to the
Management Business Board the same persons who represent Developer on the
Development Business Board established by the Development and Construction
Agreement. The Authority shall designate as its representatives to the
Management Business Board the same persons who represent it on the Development
Business Board. Either party may change its representatives to the Management
Business Board at any time, provided that this Section is complied with and that notice is provided pursuant to ARTICLE 7. For any action to be taken by the
Management Business Board at least three representatives shall participate (in person or by proxy as set forth below) and two of such three representatives must be representatives appointed by the Authority. The Authority and Manager may designate a proxy to act on behalf of a named representative to act in the absence of such representative to the Management Business Board, provided that such designation be in writing by, in the case of the Authority, its chairman, or in the case of Manager, its managing director, and that notice of such designation be provided pursuant to SECTION 7.1 of this Agreement. Such proxy shall have the full authority to act, vote or consent on behalf of such representative. Except as otherwise expressly provided in this Agreement, in order to be effective, any action of the Management Business Board must be the

                                      -9-

result of agreement by at least three members of the Management Business Board or designees participating in such action. The parties hereby agree to ensure that their respective representatives to the Management Business Board shall cooperate fully and shall try to reach agreement or compromise on all matters before the Management Business Board. In the event such agreement cannot be reached, the appropriate action shall be determined in the manner provided in
ARTICLE 15. The parties shall cooperate in setting meeting schedules for the
Management Business Board during the term hereof. Any two or more representatives of the Management Business Board shall have authority to call a special meeting of the Management Business Board on three (3) days' written notice (by facsimile or otherwise) to the other representatives that comprise the Management Business Board on such date.

3.4     MANAGER'S COMPLIANCE WITH LAW; LICENSES.

Manager covenants that it will at all times comply in all material respects with all Legal Requirements, including the applicable New York statutes, applicable federal law, and any licenses issued under any of the foregoing. All Gaming conducted on the Property shall be conducted in accordance with IGRA, the Tribal
Gaming Ordinance, and the Compact. Manager, Manager's executive officers, and all other persons required by applicable law shall be licensed to operate the
Gaming Enterprise pursuant to the Tribal Gaming Ordinance. If the Authority unreasonably withholds, withdraws, qualifies or conditions such licenses,
Manager shall be entitled to seek damages from the Authority for any costs or losses incurred as a result of such action by the Authority, provided however, that the Authority may assess license fees reflecting reasonable regulatory costs incurred by the Authority solely in connection with the Gaming Enterprise and any other costs incurred by the Authority or the Tribe pursuant to the
Compact solely in connection with the Gaming Enterprise.

3.5     TRIBE'S AMENDMENTS TO TRIBAL GAMING ORDINANCE.

Except as required by State or federal law, the Tribe and the Authority will not adopt any amendments to the Tribal Gaming Ordinance that would (a) materially increase Manager's obligations hereunder or under the Tribal Gaming Ordinance;
(b) result in a material reduction in the amount of the Management Fee payable to Manager absent such amendment to the Tribal Gaming Ordinance; or (c) have any other material adverse effect on Manager's rights under this Agreement, provided that nothing herein shall prevent the Authority from assessing license fees reflecting commercially reasonable regulatory costs incurred by the Authority and any costs incurred by the Authority or the Tribe pursuant to the Compact.
The Authority shall give Manager notice and a copy of the full text of any proposed amendment to the Tribal Gaming Ordinance at least 14 days before any such amendment will go into effect, but failure to give such notice shall not affect the validity or enforceability of such amendment. In the event of a violation of this SECTION 3.5 by the Authority or the Tribe, pursuant to
SECTIONS 15.1, 15.2, AND 15.3, Manager shall be entitled to seek damages from the Tribe or the Authority for any costs or losses incurred as a result of such violation by the Tribe or the Authority.

3.6     MANAGEMENT FEE.

The Authority agrees to pay Manager a fee (the "MANAGEMENT FEE") equal to thirty percent (30%) of Net Revenues. Such fee shall be paid pursuant to ARTICLE 6 of this Agreement. The Management Fee shall be calculated as described in this
Section and shall be paid monthly as provided by SECTION 6.1 of this Agreement.

                                      -10-

4.      BUSINESS AND AFFAIRS IN CONNECTION WITH THE GAMING ENTERPRISE.

4.1     MANAGER'S AUTHORITY AND RESPONSIBILITY.

All business and affairs in connection with the day-to-day operation, management and maintenance of the Gaming Enterprise and the Gaming Facility, including the establishment of operating days and hours, shall be the exclusive responsibility of Manager and shall be performed in accordance with the applicable provisions hereof, including without limitation, the Budget (hereinafter defined). Manager shall select a General Manager on or before a date that is at least ninety (90)
days prior to the Commencement Date. The NIGC shall have the right to conduct a background investigation of the General Manager selected by the Manager prior to such General Manager engaging in management of the Gaming Enterprise at the
Gaming Facility. The General Manager shall be an employee of the Gaming
Enterprise. Manager is hereby granted all power and authority that is necessary or appropriate to act, through the General Manager, in order to fulfill its responsibilities under this Agreement. Manager agrees to employ prudent and commercially reasonable management practices, including competitive selection of goods and services, where appropriate.

        4.1.1     SELECTION OF GENERAL MANAGER. Manager shall propose the
General Manager, and his appointment shall be subject to approval by the
Management Business Board, provided that such approval must be by unanimous vote of the four members of the Management Business Board. Manager shall exercise commercially reasonable efforts to promptly propose the General Manager, including any replacement General Manager, and to obtain Management Business
Board approval.

        4.1.2     REMOVAL OF GENERAL MANAGER. The General Manager may be
removed, with or without Cause (hereafter defined), by an affirmative vote of three members of the Management Business Board. In addition, the General Manager shall be removed if Cause exists for his removal and the Authority's
Representatives request his removal in writing, specifying such Cause, provided that "Cause" for the purposes of this Section shall be limited to the following:
(a) the failure or inability for any reason of the General Manager to devote his full business time to the business of the Gaming Enterprise, (b) the failure of the General Manager to diligently perform his duties on behalf of the Authority,
(c) the commission by the General Manager of any crime involving moral turpitude or a felony, (d) the commission by the General Manager of any act which adversely affects or would reasonably be expected to adversely affect the Gaming
Enterprise or the Authority's business reputation, (e) any breach by the General
Manager of any of the material terms of, or the failure to perform any material covenant contained in, any agreement between him and the Authority which is not cured within fifteen (15) days after notice from the Authority to General
Manager and Manager of such breach, (f) the violation by the General Manager of material instructions or policies established by the Manager pursuant to the terms hereof with respect to the operation of Gaming Enterprise which is not cured within fifteen (15) days after notice from Manager of such violation, (g)

                                      -11-

the removal of the General Manager is required by the NIGC or its Chairman in order to avoid termination of this Agreement; or (h) the General Manager has knowingly and willfully provided false or misleading material statements or information to the NIGC or the Authority. The determination by the Authority's
Representatives that Cause as described in clauses (c), (e), (f), (g) or (h)
exists shall (subject to the notice and cure provisions set forth in clause (e)
and (f) above, if applicable) be conclusive. In the event that a dispute exists between the Authority's Representatives and the other members of the Management
Business Board as to whether Cause exists with respect to Cause as described in clauses (a), (b) or (d), then, in such event, the General Manager shall be removed as general manager and Manager may seek damages on account of such wrongful termination pursuant to Article 15.

        4.1.3   INTERIM GENERAL MANAGER. In the event that the General
Manager's position is vacant, until such time as the Management Business Board approves a General Manager, Manager may appoint an interim General Manager subject to the approval of the Management Business Board. The NIGC shall be entitled to conduct a background investigation of such appointed Interim General
Manager prior to such Interim General Manager engaging in management of the
Gaming Enterprise at the Gaming Facility.

4.2     DUTIES OF MANAGER.

In managing, operating, maintaining and repairing the Gaming Enterprise and the
Gaming Facility, Manager's duties shall include, without limitation, the following:

        4.2.1   MANAGEMENT. Manager shall use prudent and commercially
reasonable measures for the orderly administration, management, and operation of the Gaming Enterprise and the Gaming Facility.

        4.2.2   COMPLIANCE. Manager shall comply in all material respects with all present and future statutes, regulations and ordinances of the Tribe and the
Authority and shall conduct all Gaming in accordance with IGRA and the ordinances of the Tribe and the Authority with respect thereto.

                Except with the consent of the Management Business Board or as required by federal or state law, the Tribe shall not and the Authority shall not, and shall not permit any of their respective representatives, political subunits or councils, agencies or instrumentalities, to, directly or indirectly, (i) increase or impose any tax, levy, or other monetary payment or reimbursement obligation on the Gaming Enterprise
        (except for licensing fees and the costs and expenses of investigations for tribal gaming licenses as permitted in this Agreement if conducted by the State of New York, the FBI (hereinafter defined) or any other law enforcement agency or regulatory authority that is not an Affiliate of the Tribe or the Authority and the reasonable costs and expenses of such investigations if conducted by the Authority or any other Person not referred to above) or on any patrons of the Gaming Enterprise, or on any activity at the Gaming Enterprise (gaming or otherwise), other than any payments due under any agreement in effect on the Effective Date or any such payments that are not materially adverse to the economic interests of Manager; (ii) amend the terms of the Financing Agreements in any material manner that would be materially adverse to the economic interests of Manager; (iii) take any other action, enter into any agreement or enact any ordinance, law, rule or regulation that would,

                                      -12-

        directly or indirectly, have a material adverse economic effect on
        Manager's rights hereunder, materially reduce the Management Fee otherwise payable hereunder or materially increase Manager's obligations hereunder; or (iv) violate the Indian Civil Rights Act (25 U.S.C. ss.ss.
        1301-1303). Prior to any changes in the Tribe's or the Authority's land use or zoning regulations or ordinances applicable to the Property or the Gaming Facility during the Term of this Agreement, Manager and the
        Tribe and/or the Authority shall jointly determine whether the Property or the Gaming Facility, as applicable, shall be exempt from such changes; provided, however, that the Tribe may, without having to obtain the consent or approval of Manager, pass reasonable health, building and safety ordinances applicable to the Property and/or the Gaming Facility that are no more onerous than and that would not increase the expense of the Property or the Gaming Facility, as applicable, to an extent greater than the comparable health and safety regulations or laws that would be in effect if the Property were not land held in trust by the United
        States for the benefit of the Tribe. In addition, except as specifically provided in this Agreement, the Tribe shall not, and shall not permit the Authority or any of the Tribe's representatives, political subunits or councils, agencies, instrumentalities to, directly or indirectly, impose, levy, tax or otherwise make any charge on the Management Fee, unless such levy, tax, or charge is reimbursed in full.

                If the Tribe or the Authority takes action to comply with
        federal or state law that would otherwise violate the foregoing paragraph, the Tribe or the Authority, as applicable, will give notice to Manager of such action and, to the extent practicable, the Tribe shall give Manager at least 30 days prior written notice of any such action. If the Tribe or the Authority violates the foregoing paragraph for any other reason, the Authority shall compensate Manager for any actual costs or losses associated therewith.

                The Tribe will not permit or incur any consensual liability of the Tribe (or of any other instrumentality or subunit of the Tribe) that is a legal obligation of the Authority (except if payable solely from the Authority's distribution of Net Revenues), or for which the
        Authority's assets (other than the Authority's distribution of Net
        Revenues) may be bound, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this
        Agreement. Without the consent of the Management Business Board, neither the Authority nor Manager shall incur any liability that is not consistent with the annual budget or incur any material indebtedness which shall directly or indirectly become an Operating Expense, except nothing herein shall limit the power of the Tribe to assess the licensing fees permitted under this Agreement.

                The Tribe will not, pursuant to or within the meaning of any bankruptcy law, appoint or consent to the appointment of a custodian of the Authority or for all or substantially all of the property of the
        Authority that has the effect of staying, repudiating, or terminating this contract, or removing Manager.

                The Tribe agrees that it will not enact any bankruptcy law or similar law for the relief of debtors that would impair, limit, restrict, delay, or otherwise materially adversely affect any of the rights and remedies of Manager provided in this Agreement.

                                      -13-

                The Tribe agrees that it will not, and will not permit the
        Authority or any of the Tribe's representatives, political subunits, agencies, instrumentalities or councils to, exercise any power of eminent domain over the Property (other than any such exercise that would not materially adversely affect the economic rights and benefits of Manager).

                The Tribe agrees that the Authority shall have sole and
        exclusive jurisdiction to operate any Gaming enterprise on behalf of the
        Tribe or any political subunit thereof on the Property.

                Nothing in this Section shall limit or restrict the sovereign right of the Tribe to enact laws, regulations or ordinances that do not affect the Gaming Enterprise or the rights and benefits of Manager hereunder or otherwise in a manner that does not violate this Section.

        4.2.3   REQUIRED FILINGS. Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the
Compact.

        4.2.4   CONTRACTS IN THE AUTHORITY'S NAME AND AT ARM'S LENGTH. Contracts
for the operation of the Gaming Enterprise shall be negotiated by Manager and shall be entered into on behalf of and in the name of the Authority and signed by the General Manager. The General Manager may enter into such contracts without the approval of the Management Business Board if the expenditure under such contract is provided for in the annual budget approved by the Management
Business Board and is not an Affiliate of Manager or its members, officers, or directors. Contracts requiring the expenditure in any fiscal year in excess of
Twenty-Five Thousand Dollars ($25,000) in a single transaction or a series of related transactions, the expenditure of which is not provided for in the annual budget, shall require the approval of the Management Business Board. No contracts for the supply of goods or services to the Gaming Enterprise shall be entered into with Manager, its Affiliates, or their respective members, managers, officers or directors (an "AFFILIATE TRANSACTION") unless such
Affiliate Transaction is approved by the Management Business Board. Prior approval by the Management Business Board of a contract referred to above, shall not be required where the contract is entered into to remedy an immediate threat or danger to persons or property or to the Gaming Enterprise or the conduct of
Gaming thereon, provided that the expenditures under such contract shall not exceed an amount reasonably expected to be paid under a contract between non-affiliates in similar circumstances of threat or danger to persons or property, and provided further that Manager shall promptly thereafter notify all members of the Management Business Board of the nature of the danger or threat and of the contract so executed.

        4.2.5   FINANCING. Manager or its Affiliates shall assist the Authority in obtaining financing for the Gaming Enterprise, including but not limited to financing for the construction and equipping of the Gaming Facility and any additions to or replacement thereof. Any fees associated with this effort which might otherwise be paid by the lender to Manager shall be applied to reduce the principal amount of such financing. This provision shall not apply to the
Management Fee payable hereunder or to the Development Fee payable pursuant to the Development and Construction Agreement.

                                      -14-

        4.2.6   OPERATING CAPITAL. The Authority shall be responsible for all cash requirements of the Gaming Enterprise throughout the term of this Agreement and shall procure all necessary initial capital for the Gaming Enterprise through proceeds of the Financing Agreements.

        4.2.7   COMPLIANCE WITH MATERIAL AGREEMENTS. Manager shall use
commercially reasonable efforts to assure that the Authority complies with the
Authority's obligations under all material agreements, including, without limitation, the Financing Agreements, the Land Lease, and the Shared Facilities
Agreement; provided, however, that Manager shall not be liable for any of the
Authority's obligations under any such agreements. Notwithstanding the foregoing, Manager's breach of the foregoing covenant shall constitute a breach of this Agreement and subject to the applicable provisions of this Agreement, the Authority shall be entitled to exercise its available remedies and shall be entitled to indemnification to the extent set forth in SECTION 7.7 on account thereof.

4.3     SECURITY AND SURVEILLANCE.

Manager shall supervise appropriate security and surveillance for the operation of the Gaming Facility. All aspects of such Gaming Facility security and surveillance shall be managed and administered by Manager on behalf of the
Authority. Any security officer shall be bonded and insured, either individually or under blanket policies, in an amount commensurate with his or her enforcement duties and obligations and customary in the industry. The cost of any charge for fire, ambulance or other emergency public safety services will be an Operating
Expense. The members of the Management Business Board and authorized officials of the Authority of which Manager has been given notice pursuant to this
Agreement shall have full 24-hour access to the entire Gaming Facility, including the surveillance room, and to all surveillance tapes and records. All surveillance and security records of any kind, including tapes, computer records and written files, shall be maintained at the Gaming Facility. All costs and expenses incurred in providing appropriate security, surveillance services and related ancillary services for the Gaming Facility shall constitute an Operating
Expense. Subject to the provisions of the Compact, nothing herein shall limit the law enforcement authority of the Tribe on the Property.

4.4     DAMAGE, CONDEMNATION OR IMPOSSIBILITY OF THE GAMING ENTERPRISE.

If, during the Term, the Gaming Facility is damaged or destroyed by fire, war, or other casualty, or by an Act of God, or is taken by condemnation or sold under the threat of condemnation, or if Gaming on the Property is prohibited as a result of a decision of a court of competent jurisdiction or by operation of any applicable federal legislation, or if, through no fault of Manager, the
Authority unilaterally and without cause prohibits Manager from performing its obligations under this Agreement, or if the conduct of Gaming pursuant to this
Agreement becomes commercially impracticable in the view of the Management
Business Board, subject to the Financing Agreements, Manager shall have the following options:

        4.4.1   RECOMMENCEMENT OF OPERATIONS. Manager shall commence or
recommence the operation of Gaming at the Gaming Facility if, at some point during the Term of this Agreement, such commencement or recommencement shall be legally and commercially feasible in the sole judgment of the Management
Business Board.

                                      -15-

        4.4.2   REPAIR OR REPLACEMENT. If the Gaming Facility is damaged,
destroyed or condemned so that Gaming can no longer be conducted at the Gaming
Facility, subject to the terms of the Financing Agreements, the insurance or condemnation proceeds shall, at the option of the Management Business Board, be utilized to restore or replace the Gaming Facility and to reopen the Gaming
Enterprise. If the Management Business Board elects to reconstruct the Gaming
Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Gaming Facility to a condition at least comparable to that before the casualty occurred, Manager may, if it has obtained the prior approval of the Authority and the B.I.A. or the NIGC, as appropriate, supply or arrange such additional funds as are necessary to reconstruct the Gaming Facility to such condition and such funds shall constitute obligations of the Authority. The principal amount of any such borrowing shall be repayable by the Authority from its share of the Net Revenues of the Gaming Enterprise upon such terms as may be agreed upon by the Authority and Manager. The interest and other charges (if any) of any such borrowing shall be payable from the Gross Revenues of the
Gaming Enterprise as an Operating Expense; provided, however, that the aggregate of any such borrowing (exclusive of interest other than capitalized interest)
together with all other indebtedness for Project Costs shall not exceed Six
Hundred Fifty Million Dollars ($650,000,000) without the consent of the
Management Business Board, which consent shall not be unreasonably withheld. If the insurance proceeds or condemnation proceeds are not used to repair the
Gaming Facility, the Authority shall have the sole right to adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first to the amounts due under the Financing
Agreements (including principal, interest and premium, if any); second, any other Indebtedness of the Authority and Operating Expenses; third, any undistributed Net Revenues pursuant to ARTICLE 6 of this Agreement; and fourth, any surplus shall be paid over to the Authority. Proceeds of business interruption insurance shall be included in the Gross Revenues of the Gaming
Enterprise.

        4.4.3   OTHER BUSINESS PURPOSES. Manager shall allow the Gaming Facility to be used for other purposes reasonably incidental to Gaming, provided the
Management Business Board has approved such purposes, which approval shall not be unreasonably withheld, and the Management Business Board shall approve such purposes as set forth in the subdivision application previously submitted to the
Village of Monticello. For any purpose other than Gaming, Manager and the
Management Business Board shall obtain all approvals necessary pursuant to the
Financing Agreements and under applicable law. Neither the Authority nor Manager shall conduct any wagering activities on the Property related to the outcome of any racetrack or racing contest; provided, however, that if a racetrack or racing contest has not been conducted on the racetrack that comprises a portion of the Non-Casino Facility at any time during a consecutive twenty-four (24)
month period or if such racetrack has been abandoned and not reoccupied within seven (7) days after notice from the Authority to the record owner of the
Non-Casino Facility, the foregoing prohibition against racetrack wagering activities shall (subject to applicable Legal Requirements) be of no further force or effect.

        4.4.4   CESSATION OF GAMING. Manager may, at any time following the cessation of Gaming on the Property, notify the Authority in writing that it is terminating this Agreement, in which case Manager shall retain any rights to undistributed Net Revenues pursuant to ARTICLE 6 of this Agreement, and any rights pursuant to ARTICLE 15 of this Agreement to seek to recover such undistributed Net Revenues. If Manager does not elect to terminate this

                                      -16-

Agreement, it may, with the prior approval of the Management Business Board, which approval shall not be unreasonably withheld, take whatever action may be necessary to reduce expenses during such cessation of Gaming on the Property.

        4.4.5   TOLLING OF THE AGREEMENT. If, after a period of cessation of
Gaming on the Property, the recommencement of Gaming is possible, and if Manager has not terminated this Agreement under the provisions of SECTION 4.4.4, the period of such cessation shall not be deemed to have been part of the Term of the Agreement and the date of expiration of the Term of the Agreement shall be extended by the number of days of such period of cessation, provided that in no event shall this Agreement be extended pursuant to this Paragraph for more than five years.

4.5     ALCOHOLIC BEVERAGES AND TOBACCO SALES.

Alcoholic beverages may be served for individual consumption at the Gaming
Facility, if permissible subject to and in accordance with the Compact, the
Authority's licensing requirements, other applicable law and the Local
Agreements. Tobacco may be sold for individual consumption at the Gaming
Facility subject to and in accordance with the Authority's licensing requirements, other applicable law, and the Local Agreements.

4.6     EMPLOYEES.

        4.6.1   MANAGER'S RESPONSIBILITY. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, hiring, retention, training, control and discharge of all employees, subject to the Authority's issuance or revocation of a Gaming license, performing regular services for the Gaming Enterprise in connection with the maintenance, operation, and management of the Gaming Enterprise and the
Gaming Facility.

        4.6.2   THE AUTHORITY'S EMPLOYEES. All employees of the Gaming
Enterprise will be employees of the Authority.

        4.6.3   THE AUTHORITY'S INSPECTOR(S). The Authority shall select a reasonable number of the Authority's inspector(s) (the "AUTHORITY'S
INSPECTORS"), who shall be employed (or, if appropriately bonded and with such professional and regulatory licenses and permits as may be required, otherwise engaged) by the Authority and shall have the full access to inspect all aspects of the Gaming Enterprise, including the daily operations of the Gaming
Enterprise, and to verify daily Gross Revenues and all income of the Gaming
Enterprise, at any time without notice, in a manner which does not materially hamper or impede the normal course of business. The Authority shall give notice to Manager of the selection of the Authority's Inspectors in accordance with this Agreement. The General Manager or his or her designee may accompany the
Authority's Inspector(s) upon any inspection. The salary or other remuneration and benefits, if any, of the Authority's Inspector(s) and other financial terms of the employment or engagement, as applicable, shall be paid by the Authority from the license fees assessed against the Gaming Enterprise pursuant to SECTION
3.4 hereof. The Authority's Inspector(s) shall report directly to the Authority.

                                      -17-

        4.6.4   INDIAN EMPLOYMENT PREFERENCE AND TRAINING. In order to maximize benefits of the Gaming Enterprise to the Tribe, Manager shall, during the term of this Agreement, give preference in recruiting, training and employment first to qualified members of the Tribe, and secondly to other qualified Indians and residents of the local community, in compliance with all applicable Legal
Requirements. Manager shall provide training programs for Tribal members. Such training programs shall be available to assist Tribal members in obtaining necessary skills and qualifications relating to all job categories.
Notwithstanding anything to the contrary contained in this Agreement, all costs and expenses of any training programs administered or supervised by Manager shall constitute Operating Expenses of the Gaming Enterprise.

Manager shall use its reasonable commercial efforts to recruit and train Tribal members, including without limitation, providing job fairs for members of the
Tribe and clearly specifying in all job advertisements the preference for Tribal members.

        4.6.5   REMOVAL OF EMPLOYEES. The General Manager will act in accordance with the Gaming Enterprise Personnel Policies with respect to the discharge, demotion or discipline of any Gaming Enterprise employee. Manager shall promptly notify the Authority's Representatives of any such discharge, demotion or discipline. Only the Authority shall have the right to remove the Authority's
Inspector(s), subject to any contractual rights of such persons, and the
Authority shall promptly notify Manager of any such removal.

4.7     MARKETING AND ADVERTISING.

Manager shall have responsibility to advertise and promote the Gaming Enterprise in accordance with a marketing plan approved by the Management Business Board and subject to the Budget. Manager may participate in sales and promotional campaigns and activities involving Promotional Allowances. Manager, in marketing and advertising the Gaming Facility, and subject to SECTION 4.2.4, shall have the right to use marketing, transportation, advertising and other employees
(provided the same hold any licenses required by the Authority) and services of
Manager, its partners, parent and affiliated companies not located at the Gaming
Facility, all at Manager's sole cost and expense.

4.8     PRE-OPENING.

        4.8.1   No later than one-hundred-eighty days prior to the Commencement
Date, Manager shall commence implementation of a pre-opening program that shall include all activities necessary to operationally prepare the Gaming Facility to be Fully Operating (as defined in the Senior Secured Note Indenture) on the
Commencement Date. To implement such pre-opening program, Manager shall prepare a comprehensive pre-opening budget, which it shall submit to the Management
Business Board for its approval no later than two hundred ten days prior to the
Commencement Date ("PRE-OPENING BUDGET"). All costs and expenses of the pre-opening program shall be paid from a special bank account(s) opened by
Manager in the name of, and on behalf of, the Authority upon which only Manager shall be authorized to draw ("PRE-OPENING BANK ACCOUNT(S)"). After all pre-opening expenses have been paid, Manager shall transfer the balance in the
Pre-Opening Bank Account(s) to the Depository Account and shall close the
Pre-Opening Bank Account(s).

                                      -18-

        4.8.2   Beginning on the Effective Date, and ending on the 90th day to occur after the Commencement Date, Manager shall make a monthly administrative payment to the Authority as set forth in EXHIBIT I, which shall be applied by the Tribe and the Authority to the costs and expenses incurred by the Tribe and the Authority arising out of or in connection with the acquisition and development of the Property and Gaming Facility and the fees and disbursements to be paid to legal counsel, accountants and such other professionals, consultants and specialists engaged by or on behalf of the Tribe or the
Authority in connection therewith. The first such payment shall be due on the first business day of the month immediately following the month in which the
Effective Date occurs and each subsequent payment shall be due on the first business day of each month thereafter through and including the Commencement
Date. Such payments shall be credited against the distributions to be made to the Authority out of Net Revenues under SECTION 6.4 of this Agreement, provided that such payments shall not reduce any Minimum Priority Payment due the
Authority under SECTION 6.4 of this Agreement.

4.9     OPERATING BUDGETS.

Manager shall, ninety (90) days prior to the Commencement Date, submit to the
Management Business Board, for its approval, a detailed proposed budget, including compensation for all key employees and projected contracts with third party vendors and consultants, for the remainder of the then current fiscal year
(the "BUDGET"). Thereafter, Manager shall, not less than sixty (60) days prior to the commencement of each full or partial fiscal year, submit to the
Management Business Board, for its approval, a proposed Budget for the ensuing full or partial fiscal year, as the case may be.

The Management Business Board shall not unreasonably withhold or delay its approval of the Budget. Manager or the General Manager shall meet with the
Management Business Board to discuss the proposed Budget and the Management
Business Board's approval shall be deemed given unless a specific written objection thereto is delivered to Manager within thirty (30) days after Manager or the General Manager and the Management Business Board have met to discuss the proposed Budget. If the Management Business Board for any reason declines to meet with Manager or the General Manager to discuss a proposed Budget, it shall be deemed to have given its consent unless a specific written objection is delivered by it or the objecting representatives, as applicable, to Manager within thirty (30) days after the date the proposed Budget is submitted to the
Management Business Board. The failure of the Management Business Board to meet with Manager or General Manager to discuss a proposed Budget shall in no event affect the right of any representative on the Management Business Board to dispute the proposed Budget by delivering a specific written objection as set forth in this Section. The Management Business Board or the objecting representatives, as applicable, shall review the Budget on a line-by-line basis.
To be effective, any notice that disapproves a proposed Budget must contain specific objections in reasonable detail to individual line items.

If the initial proposed Budget contains disputed budget item(s), Manager's
Representatives and the Authority's Representatives shall cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s).
In the event Manager's Representatives and the Authority's Representatives are
not able to reach agreement concerning any disputed or objectionable item(s)
within a period of thirty (30) days after the date the Management Business Board receives a copy of such proposed Budget from Manager, either party shall be entitled to submit the dispute to arbitration in accordance with ARTICLE 15 of

                                      -19-

this Agreement. If Manager's Representatives and the Authority's Representatives
are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Budget shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Budget for the preceding fiscal year (or in the proposed Budget if there is no Budget for the preceding fiscal year) shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Budget. Those line items that are in dispute shall be determined by Manager and shall not exceed the product of the preceding fiscal year's actual expense (pro-rated over a full year, in the event the Gaming
Enterprise was not in operation during the entire preceding fiscal year) for the corresponding line items multiplied by the greater of (a) one and (b) a fraction, the numerator of which is the Consumer Price Index for All Urban
Consumers published by the Bureau of Labor Statistics of the United States
Department of Labor, U.S. City Average, all items (1982-1984=100) (together with any successor or replacement index thereto, the "CPI") for the fiscal year with respect to which the adjustment to the line item(s) is being calculated and the denominator of which is the CPI for the fiscal year prior. The resulting Budget obtained in accordance with this paragraph shall be deemed to be the Budget in effect until such time as Manager's Representatives and the Authority's
Representatives have resolved the items objected to or in dispute.

Manager may, after notice to the Management Business Board, revise the Budget from time-to-time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of expense. Manager may, after notice to the Management Business Board, reallocate part or all of the amount budgeted with respect to any line item to another line item and make such other modifications to expenses under the Budget as Manager deems necessary, provided that: (i) the individual or cumulative modifications of the Budget (a) shall not exceed ten percent (10%) of the approved Budget during the first twelve (12) month period beginning after the
Commencement Date; or (b) with respect to any period thereafter, shall not exceed five percent (5%) of the approved Budget, and (ii) do not otherwise conflict with the terms of this Agreement. Budget adjustments that exceed the restrictions set forth in the preceding sentence shall require the approval of the Management Business Board. Budget adjustments which otherwise vary from the terms of this Agreement shall require the written approval of the Management
Business Board. In addition, in the event actual Gross Revenues for any fiscal period are greater than those provided for in the Budget, the amounts approved in the Budget for Operating Expenses for any fiscal month may be increased by
Manager to reflect commercially reasonable Operating Expenses actually incurred up to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Gross Revenue for such fiscal month bears to the projected Gross Revenue for such fiscal month to the extent that such increase in Gross Revenues is related to an increase in Operating Expenses, provided that such Operating Expenses are so-called "variable expenses" (e.g. food costs)
which are incurred from time to time. If such Operating Expenses constitute non-variable expenses or relate to a material change in the activities being conducted on the Property (e.g. holding boxing events on the Property), then such increase shall be subject to the prior approval of the Management Business
Board, which approval shall not be unreasonably withheld. In the event Manager revises the Budget to increase Operating Expenses as aforesaid, Manager shall provide notice to the Management Business Board of such revision. The Authority acknowledges that the Budget is intended only to be a reasonable estimate of the

                                      -20-

Gaming Enterprise revenue and expenses for the ensuing fiscal year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Budget.

4.10    CAPITAL BUDGETS.

Manager shall, not later than sixty days prior to the Commencement Date and the commencement of each fiscal year thereafter, submit to the Management Business
Board a recommended "CAPITAL BUDGET" for the ensuing full or partial fiscal year, as the case may be, for furnishings, equipment, and ordinary capital replacement items ("CAPITAL REPLACEMENTS") as shall be required to operate the
Gaming Enterprise in accordance with sound business practices. The Management
Business Board and Manager shall meet to discuss the proposed Capital Budget, and the Management Business Board or the objecting representatives, as applicable, shall be required to make specific written objections to a proposed
Capital Budget in the same manner and within the same time periods specified in
SECTION 4.9 with respect to a Budget. The failure of the Management Business
Board to meet with Manager to discuss the proposed Capital Budget shall in no event affect the right of any representative on the Management Business Board to dispute the proposed Capital Budget by delivering a specific written objection as set forth below. The Management Business Board shall not unreasonably withhold its consent to any proposed Capital Budget. Unless the Management
Business Board and Manager otherwise agree, Manager shall be responsible for the design and installation of Capital Replacements, subject to the Management
Business Board's approval and right to inspect.

Any notice that disapproves a proposed Capital Budget must contain specific objections in reasonable detail to individual line items. If the initial proposed Capital Budget contains disputed budget item(s), the Management
Business Board and Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). If unable to reach agreement concerning any disputed or objectionable item(s) within thirty days after the date the Management Business Board or the objecting representatives, as applicable, provides written notice of its objection to Manager, either party shall be entitled to submit the dispute to arbitration in accordance with
ARTICLE 15 of this Agreement. If the Management Business Board and Manager are
unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Capital Budget shall be deemed to be adopted and approved.

4.11    CAPITAL REPLACEMENTS.

The Authority shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Gaming Enterprise, to maintain the Gaming Enterprise in compliance with any applicable Legal
Requirements and to comply with the Management Business Board's recommended programs for renovation, modernization and improvement intended to keep the
Gaming Enterprise competitive in its market, maintain first class standards for the Gaming Enterprise, or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs that are required to be effected by the Authority, which require immediate action to preserve and protect the Gaming Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Gaming Facility's guests or employees. Manager is authorized, upon consultation with the

                                      -21-

Management Business Board, to take all steps and to make all expenditures from the Disbursement Account, described at SECTION 4.21, as it deems necessary to repair and correct any such condition, regardless of whether such provisions have been made in the Budget for any such expenditures, and the cost thereof may be advanced by Manager and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Management Business Board may establish to minimize interference with or disruption of ongoing operations.

4.12    CONTRACTING.

In entering into contracts for the supply of goods and services for the Gaming
Enterprise, Manager shall give preference first to Qualified (defined below)
members of the Tribe, and Qualified business entities certified by the Authority or the Tribe to be controlled by members of the Tribe, and second to other
Qualified Indians and Qualified business entities certified by the Authority to be controlled by Indians or by residents of the local community, in compliance with all applicable Legal Requirements; provided that this preference shall not apply where the contract is entered into to remedy an immediate threat or danger to the Gaming Enterprise or the conduct of Gaming thereon. "QUALIFIED" shall mean an individual or a business entity, who or which is able to provide services at competitive prices, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, in Manager's reasonable opinion, and can meet Manager's reasonable bonding requirements. Manager shall provide written notice to the Authority in advance of all such contracting, subcontracting and construction opportunities in excess of Twenty-Five Thousand
Dollars ($25,000).

4.13    DETERMINATION OF QUALIFICATIONS AND COMPENSATION.

Subject to SECTIONS 4.2.4, 4.6.1, 4.15 and 4.16, Manager shall have the sole responsibility for determining whether a prospective employee is Qualified and the appropriate level of compensation to be paid thereto.

4.14    LITIGATION.

If the Tribe, the Authority, Manager, the Management Business Board or any
employee of the Tribe, the Authority, or Manager at the Gaming Facility or of
the Gaming Enterprise is sued by any person not a party to this Agreement, or is alleged by any person not a party to this Agreement, to have engaged in unlawful or discriminatory acts within the scope of their employment in connection with the operation of the Gaming Enterprise, the Authority or Manager, as
appropriate, shall defend such action. Any cost of such litigation shall constitute an Operating Expense, or, if incurred prior to the Commencement Date, shall be a pre-opening Operating Expense. Nothing in this Section shall be construed to waive or limit the Tribe's or the Authority's sovereign immunity as against suit by a person not party to this Agreement.

4.15    EMPLOYEE BACKGROUND INVESTIGATIONS.

The Authority shall be responsible for conducting a background investigation in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. Neither Manager nor the Authority shall employ any individual whose prior activities, criminal

                                      -22-

record, if any, or reputation, habits and associations pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of Manager or any of its affiliates, or create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of Gaming. The background investigation procedures shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager. Any cost associated with obtaining such background investigations shall constitute an Operating Expense. Manager and the
Authority shall provide all information required by the NIGC with respect to background investigations as required by IGRA.

4.16    GAMING ENTERPRISE PERSONNEL POLICIES.

Subject to the approval of the Management Business Board, which approval shall not be unreasonably withheld, Manager shall establish Gaming Enterprise
Personnel Policies in accordance with the Budget, which Gaming Enterprise
Personnel Policies shall include (a) a job classification system with salary levels and scales; (b) provisions for an employee-funded defined contribution retirement program, to the extent permitted by law; and (c) a grievance procedure which seeks to establish fair and uniform standards for the employees of the Gaming Enterprise. The grievance procedures attached hereto as EXHIBIT C shall be incorporated into such Gaming Enterprise Personnel Policies. Any revisions to the Gaming Enterprise Personnel Policies shall not be effective unless the Management Business Board approves them. All such actions shall comply with applicable law of the Tribe. The Gaming Enterprise Personnel
Policies shall also require employees to comply with all applicable rules, regulations of the New York State Racing Authorities and other applicable entities.

4.17    NO MANAGER WAGES OR SALARIES.

Neither Manager nor any of its members, managers, officers, directors or employees shall be compensated by wages from or contract payments by the Gaming
Enterprise for their efforts or for any work that they perform under this
Agreement, other than reimbursement payments provided for in this Agreement and the Management Fee paid to Manager under SECTION 6.4. Nothing in this subsection shall restrict the ability of an employee of the Gaming Enterprise to purchase or hold stock in Manager, its parents, subsidiaries or affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than ten percent (10%) of the outstanding stock in the corporation.

4.18    INTERNAL CONTROL SYSTEMS.

Manager shall install systems for monitoring of all funds, which systems shall be submitted to the Management Business Board for approval in advance of implementation, which approval shall not be unreasonably withheld. The Authority shall retain the right to review all internal control systems and any material changes instituted to the internal control systems of the Gaming Enterprise. The
Authority shall have the right to retain an independent auditor to review the adequacy of the internal control systems prior to the Commencement Date. The cost of such review shall constitute a start-up expense. Any significant changes in such systems after commencement of operation of the Gaming Facility also shall be subject to review and approval by the Authority. The Authority and
Manager shall have the right and duty to maintain and police the internal control systems in order to prevent any loss of proceeds from the Gaming

                                      -23-

Enterprise. The Authority shall have the right to audit, inspect and oversee the systems and to have the Authority's Inspector present to oversee all cash counting and machine or game credit verification procedures at all times.
Manager shall install a closed circuit television system to be used for monitoring the cash counting rooms and the cage area. The Authority's Inspector shall have full access to the closed circuit television system for use in monitoring the cash handling activities of the Gaming Enterprise.

4.19    BANK ACCOUNTS.

The Management Business Board shall select a State or Federally chartered bank or banks located in the State of New York for the deposit and maintenance of funds and shall establish such bank accounts as Manager deems appropriate and necessary in the course of business and as consistent with this Agreement. All such bank accounts established shall comply with any applicable requirements of the Financing Agreements with respect to the granting of a security interest therein. Manager shall give notice of any such accounts to the Trustee and shall take such other action as the Trustee may require to evidence the establishment of the security interest in accordance with the terms of the Senior Secured Note
Indenture.

4.20    DAILY DEPOSITS TO DEPOSITORY ACCOUNT.

Manager shall establish for the benefit of the Authority in the Authority's name a depository bank account ("DEPOSITORY ACCOUNT") in accordance with SECTION 4.19 above. Subject to SECTION 4.23 of this Agreement, Manager shall collect all
Gross Revenues and deposit the related cash less any Bank Roll Amount (hereafter defined) into the Depository Account at least once during each business day. On a daily basis, the General Manager, acting in good faith, shall determine in its discretion based on prudent commercial practices and the experience of the
General Manager in light of the amount of Gaming conducted in the Gaming
Facility in the past, the amount of cash ("BANK ROLL AMOUNT") necessary to be maintained on-site at the Gaming Facility for the day-to-day operation of the
Gaming Enterprise. The Bank Roll Amount shall be calculated based on all cash or coins located on the premises including, without limitation, all cash or monies in the counting room, cages and any other temporary holding facility in the
Gaming Facility for cash or other monies. Notwithstanding anything to the contrary contained in this paragraph, the Bank Roll Amount on any given day shall not exceed Four Million Dollars ($4,000,000) without the prior written consent of the Management Business Board. All money received by the Gaming
Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period and Manager shall provide the Authority with a report summarizing the result of such count within 24 hours after the same has been obtained. The parties hereto agree to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, if such service is available at a reasonable cost, which expense shall constitute an Operating Expense.

4.21    DISBURSEMENT ACCOUNT.

Manager shall establish for the benefit of the Authority in the Authority's name a disbursement bank account in accordance with SECTION 4.19 hereof (the
"DISBURSEMENT ACCOUNT"). Manager shall, consistent with and pursuant to the

                                      -24-

approved Budget, have responsibility and authority for making all required payments for Operating Expenses, debt service, management fees, disbursements to the Authority, and other disbursements permitted by this Agreement from the
Disbursement Account.

4.22    INTENTIONALLY DELETED.

4.23    PETTY CASH FUND.

Manager shall establish and maintain for the benefit of and in the name of the
Authority a petty cash fund ("PETTY CASH FUND") in the amount of Five Thousand
Dollars ($5,000), or such other amount as the Management Business Board may set.
The Management Business Board shall establish the amounts of such fund in conjunction with the establishment of the Budget, as an Operating Expense, or more often as approved by the Management Business Board. The Petty Cash Fund
shall be used for miscellaneous small expenditures of the Gaming Enterprise, and shall be maintained at the Gaming Facility.

4.24    TRANSFERS BETWEEN ACCOUNTS.

Manager has the authority to transfer funds from the Depository Account to the
Disbursement Account in order to pay Operating Expenses and to pay debt service pursuant to the Financing Agreements, amounts payable pursuant to the
Development and Construction Agreement, and the fees payable to Manager pursuant to this Agreement.

4.25    INSURANCE.

Manager, on behalf of the Authority, shall maintain, or cause its agents to maintain, with responsible insurance carriers (each, an "INSURANCE COMPANY")
licensed to do business in the State of New York, insurance reasonably satisfactory to the Authority covering the Gaming Facility and the operations of the Gaming Enterprise, naming the Authority, and Manager as insured parties, as follows:

        4.25.1  BUILDER'S RISK. During the course of any new construction or remodeling, builder's risk insurance on an "all risk" basis (including collapse)
on a non-reporting form for full replacement value covering the interest of the
Authority in all work incorporated in the Gaming Facility, all materials and equipment on or about the Gaming Facility and any new construction or remodeling of the Gaming Facility. All materials and equipment in any off-site storage location intended for permanent use in the Gaming Facility, or incident to the construction thereof, shall be insured on an "all risk" basis as soon as the same have been acquired by the Authority.

        4.25.2  LIABILITY. Commercial general liability insurance on behalf of the Tribe, the Authority, and Manager in an amount not less than Fifty Million
Dollars ($50,000,000) per occurrence and One Hundred Million Dollars
($100,000,000) in the aggregate for all activities on, about or in connection with the Gaming Facility. The commercial general liability insurance shall

                                      -25-

include premises liability, contractor's protective liability on the operations of all subcontractors, completed operations and blanket contractual liability.
The automobile liability insurance shall cover owned, non-owned and hired vehicles.

        4.25.3  ALL RISK. On or before the Commencement Date, "all risk"
insurance on the Gaming Facility against loss by fire, lightning, extended coverage perils, collapse, water damage, vandalism, malicious mischief and all other risks and contingencies, subject only to such exceptions as the Authority and Manager may approve, in an amount equal to the actual replacement costs thereof, without deduction for physical depreciation, with coverage for demolition and increased costs of construction, and providing coverage in an
"agreed amount" or without provision for co-insurance.

        4.25.4  WORKER'S COMPENSATION. Worker's Compensation and Employer's
Liability Insurance subject to the statutory limits of the State of New York in respect of any work or other operations on, about or in connection with the
Gaming Facility.

        4.25.5  DRAM SHOP. From and after the Commencement Date, (a) "Dram Shop"
or "Liquor Law Liability" insurance on behalf of the Tribe, the Authority, and
Manager against all claims or liability arising directly or indirectly to any persons or property on account of the sale or dispensing of beer, wine or other alcoholic beverages on the Gaming Facility including, without limitation, coverage for loss of means of support in an amount not less than Ten Million
Dollars ($10,000,000) per occurrence; (b) fidelity bond coverage with respect to those employees of the Gaming Enterprise specifically designated in writing by the Management Business Board; (c) business interruption (including loss of rents) insurance covering not less than twelve months of loss; and (d) special theft insurance coverage; all in such amounts as determined by Manager as commercially prudent taking into consideration the coverages maintained by owners of casino facilities comparable to the Gaming Facility.

        4.25.6  OTHER INSURANCE. Such other or differing insurance with respect to the Gaming Facility and in such amounts as the Authority from time-to-time may require against such insurable hazards which at the time are commonly insured against in respect of property similar to the Gaming Facility, with such coverages and in such amounts as would be carried in respect of property similar to the Gaming Facility.

The insurance policies required under SECTIONS 4.25.1, 4.25.3 and 4.25.5 above shall have a standard noncontributory endorsement naming Manager as an additional loss payee, to the extent of any insurable interest. The insurance required under SECTION 4.25.2 above shall name Manager as an additional named insured. All insurance required hereunder shall contain a provision requiring at least thirty days' prior written notice to Manager and the Authority before any cancellation, material changes or reduction shall be effective. Appropriate deductibles, approved by the Authority, shall be included for all types of insurance required under this Section. Manager may effect any insurance coverage required by this Agreement under blanket insurance policies, provided that the
Authority shall be furnished satisfactory evidence that the protection afforded the Authority and Manager under such blanket insurance policy is not less than that which would have been afforded under separate policies relating only to the
Gaming Facility.

                                      -26-

The insurance policies acquired under this SECTION 4.25 shall include a provision that prohibits any Insurance Company from invoking the Tribe's or the
Authority's sovereign immunity as a defense to any action within the limits of the policy. All such insurance policies shall be issued by carriers having an
A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate as certified by a reputable insurance broker.

        4.25.7  WAIVER OF SUBROGATION. Each of the Authority and Manager, shall, to the extent such insurance endorsement is available, obtain for the benefit of the other a waiver of any right of subrogation that the fire and extended coverage insurer may acquire against the other by virtue of the payment of any such loss covered by such insurance. The foregoing waiver shall be operative only so long as the same shall not preclude the other from obtaining insurance, and shall have no effect to the extent that it diminishes, reduces, or impairs the liability of any insurer or the scope of any coverage under any policy applicable to the Property.

4.26    ACCOUNTING AND BOOKS OF ACCOUNT.

        4.26.1  STATEMENTS AND AUDITS. Manager shall prepare and provide to the
Authority on a monthly, quarterly, and annual basis, financial statements, including a balance sheet and statements of income and expenses for the period covered thereby, and that, after the full year of operation, will include comparative statements of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Gaming Enterprise. A nationally recognized independent certified public accounting firm with casino industry experience selected by the Authority shall perform an annual audit of the books and records of the Gaming Enterprise. The
Management Business Board shall have full access to the audit work papers and all instructions to and reports from the auditor. The Authority, the B.I.A. and the NIGC shall also have the right to perform special audits of the Gaming
Enterprise on any aspect of the Gaming Enterprise at any time without restriction. The costs incurred for such audits and reports shall constitute an
Operating Expense. Such audits shall be provided by the Authority to all applicable federal and state agencies, as required by law, and may be used by
Manager for reporting purposes under federal, foreign, and state securities and gaming laws, if required.

        4.26.2  BOOKS OF ACCOUNT. Manager shall maintain full and accurate books of account at an office in the Gaming Facility and at such other location(s) as
Manager may determine, with the prior written consent of the Management Business
Board, which consent shall not be unreasonably withheld. The Management Business
Board and the Authority's Inspectors shall have immediate access to the daily operations of the Gaming Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records, to verify the daily gross revenues and income from the Gaming Enterprise and access any other Gaming related information the Tribe deems appropriate. Such rights may be exercised through a designated agent, employee, attorney, or independent accountant acting on behalf of the Management Business Board, provided that any such designation be in writing signed by the members of the Management Business
Board, and that notice of such designation be provided to Manager. Nothing contained herein is intended to restrict Manager's right to utilize centralized accounting at an off-site location subject to the approval of the Authority
(such approval not to be unreasonably withheld) and to the Gaming Enterprise's

                                      -27-

security and licensing requirements, provided that the Management Business Board or the Authority shall have full twenty-four hour access to such accounting, and all related books and records at or from the Gaming Facility.

        4.26.3  ACCOUNTING STANDARDS. Manager shall maintain the books and records reflecting the operations of the Gaming Enterprise in accordance with the accounting practices established by Manager and approved by the Authority, such approval not to be unreasonably withheld, and otherwise in conformity with
GAAP, and shall adopt and follow fiscal accounting periods as set by the
Management Business Board and approved by the Authority, such approval not to be unreasonably withheld. The Gaming Facility accounting records reflecting detailed day-to-day transactions of the Gaming Facility's operations shall be kept pursuant to SECTION 4.26.2 of this Agreement. The accounting systems and procedures shall, at a minimum (i) include an adequate system of internal accounting controls; (ii) permit the preparation of financial statements in accordance with GAAP; (iii) be susceptible to audit; (iv) allow the Gaming
Enterprise, the Authority, and the NIGC, to calculate the annual fee payable under 25 C.F.R. ss. 514.1; (v) permit the calculation and payment of the
Management Fee described in SECTION 3.6; and (vi) provide for the allocation of
Operating Expenses or overhead expenses among the Authority, the Gaming
Facility, and any other user of shared facilities and services.

        4.26.4  DEPRECIATION SCHEDULES. The Management Business Board shall determine depreciation schedules for all assets of the Gaming Enterprise in accordance with GAAP, consistently applied. The Gaming Facility shall be depreciated over a forty-year life.

5.      LIENS.

The Authority specifically warrants and represents to Manager that during the term of this Agreement the Authority shall not act in any way whatsoever, either directly or indirectly, to cause any party to become an encumbrancer or lienholder of the Property or the Gaming Facility, other than the lender(s)
under the Financing Agreements, which shall be permitted to have a lien on the
Authority's interest in the Land Lease and the leasehold estate created thereby, or to allow any party to obtain any interest in this Agreement without the prior written consent of Manager, and, where applicable, consent from the United
States. Manager specifically warrants and represents to the Authority that during the term of this Agreement Manager shall not act in any way, directly or indirectly, to cause any party to hold a valid encumbrance of or lien on the
Property or the Gaming Facility, or to obtain any interest in this Agreement without the prior written consent of the Authority, and, where applicable, the
United States. The Authority and Manager, on behalf of the Authority, shall keep the Gaming Facility and Property free and clear of all valid mechanics' and other liens resulting from the construction of the Gaming Facility and all other liens which may attach to the Gaming Facility or the Property, which shall at all times remain the property of the United States in trust for the Tribe.
Manager shall have the right to contest any such liens on behalf of the
Authority.

Notwithstanding the foregoing, security interests in personal property and the
Authority's leasehold interest in the Property may be granted with the consent of the Authority and, when necessary, the B.I.A., United States Department of
Interior or the NIGC, as appropriate.

                                      -28-

6.      MANAGEMENT FEE, REIMBURSEMENT AND DISBURSEMENT, AND FUNDING.

6.1     AUTHORIZATION FOR PAYMENT OF MANAGEMENT FEE BY MANAGER.

Subject to the provisions of SECTION 6.4, on or before the twenty-fifth day of each calendar month after the first full month of operation, Manager is authorized by the Authority to pay itself from the Disbursement Account a fee calculated as provided by SECTION 3.6 of this Agreement.

6.2     DISBURSEMENTS.

As and when received by Manager, Manager shall deposit Gross Revenues in the
Depository Account created pursuant to SECTION 4.20 of this Agreement. There shall, in turn, be disbursed by Manager, on a monthly basis, for and on behalf of the Authority, funds from the Disbursement Account to pay to the extent available Operating Expenses. Manager will reserve funds (in excess of the
Minimum Balance), on an annualized basis, in the Disbursement Account each fiscal month for payment of any Operating Expenses or any of the above items that Manager has a duty to pay that are not paid on a monthly basis (E.G., insurance premiums, etc.).

6.3     ADJUSTMENT TO BANK ACCOUNT.

After the disbursements pursuant to SECTION 6.2 and establishment of any reserves for future disbursements as Manager deems necessary, taking into account anticipated cash flow and Operating Expenses at the Gaming Facility, any excess funds remaining in the Disbursement Account over the Minimum Balance (and such reserves) shall be disbursed monthly in accordance with SECTION 6.4.

6.4     PAYMENT OF FEES; DISBURSEMENT.

Within twenty-five days after the end of each calendar month of operations,
Manager shall calculate and report to the Authority the Gross Revenues,
Operating Expenses and Net Revenues of the Gaming Enterprise for the previous month's operations and the year's operations to date. Within twenty-five (25)
days after the end of each calendar month of operations, such Net Revenues, less any amount reasonably needed to maintain the Petty Cash Fund as previously agreed upon by the Management Business Board and any amounts required to fund the Bank Roll Amount, shall be disbursed by the Manager from the Disbursement
Account to the extent available to pay the scheduled items to the extent due and payable and earned in the following order of priority:

First      The Minimum Priority Payment shall have first priority and shall be paid monthly in the amount of Five Hundred Sixteen Thousand Six
           Hundred Sixty-Six and 66/100 Dollars ($516,666.66) during the Term.
           Minimum Priority Payments shall be charged against the Authority's distribution of Net Revenues and, where there is insufficient Net
           Revenues in a given month, Manager shall advance the funds necessary to compensate for the deficiency and the Authority shall reimburse
           Manager in the next succeeding month or months in accordance with the schedule of disbursements set forth in this Section, as recoupment payments. Minimum Priority Payments shall be made for any month

                                      -29-

           during which Gaming is conducted, including on a pro rata basis those months when Gaming is conducted for only a part of a month. No
           Minimum Priority Payment shall be owed for any month during which
           Gaming is suspended or terminated at the Gaming Facility for a full month pursuant to SECTION 4.4. The obligation shall cease to accrue upon termination of this Agreement for any reason.

Second     Current principal and any other payments including sinking funds or any required deposit to the Cash Maintenance Account and in the
           Interest and Excess Cash Flow Account (exclusive of interest, which shall be paid as an Operating Expense) due on OR pursuant to the
           Senior Secured Notes (including pursuant to any required offer to purchase) or the Senior Secured Note Indenture.

Third      Recoupment payments to Manager for funds advanced to the Authority for Minimum Priority Payments made for any prior period, and reimbursement of other amounts advanced by Manager pursuant to
           SECTION 7.12. (These funds shall be charged, with interest at a rate equal to the rate provided for in SECTION 7.11 hereof and interest shall accrue only from and after the date such payments were due and payable hereunder.) In the event that there is insufficient Net
           Revenues in a given month to make all or any portion of the recoupment payments required under this SECTION 6.4, THIRD, the
           Authority shall reimburse Manager such accrued and unpaid amounts in the next succeeding month or months in accordance with this Section, as recoupment payments, and such accrued and unpaid portion of the recoupment payments shall be paid prior to the current month's recoupment payments.

Fourth     The Management Fee, subject to the restrictions on the distributions of the Management Fee in the Senior Secured Note Indenture. In the
           event that there is insufficient Net Revenues in a given month to pay all or any portion of the Management Fee required under this SECTION
           6.4, FOURTH, the Authority shall reimburse Manager such accrued and unpaid amounts in the next succeeding month or months in accordance with this Section, as recoupment payments, such that the accrued and unpaid portion of the Management Fee shall be paid prior to the current month's Management Fee.

All remaining Net Revenues and cash from any prior period shall be distributed to the Authority subject to the restrictions on distributions to the Authority in the Senior Secured Note Indenture. The priority of payments from available funds described in this Section does not control the calculation of the amount of each of these obligations. The calculation of the amounts of these obligations shall be as otherwise provided by this Agreement. Manager and the
Authority agree that they will disburse all Net Revenues and cash and pay all
Operating Expenses in accordance with the terms of this Section.

        6.4.1   SUBORDINATION PROVISIONS. Notwithstanding anything to the
contrary contained in this Agreement, the following paragraphs shall apply during any period when any amounts are due and outstanding under the Senior
Secured Notes and/or Senior Secured Note Indenture:

                                      -30-

                A.      By the execution of this Agreement, Manager hereby
        acknowledges and agrees that the Management Fee and any other amounts owed by the Authority to Manager under this Agreement shall be subordinated in right of payment to the prior payment in full of all the obligations of the Authority which are then due and payable under the
        Senior Secured Note Indenture and the Senior Secured Notes, and that such subordination is for the benefit of the holders of the Senior
        Secured Notes.

                B.      Upon any distribution to any creditors of the assets of
        the Gaming Enterprise in a liquidation or dissolution of the Gaming
        Enterprise or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding of the Gaming Enterprise or its property, or any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Gaming Enterprise, (i) the holders of the Senior
        Secured Notes ("SENIOR SECURED NOTEHOLDERS") shall be entitled to receive payment in full of all Obligations (as defined in the Senior
        Secured Note Indenture) in respect of the Senior Secured Notes, including, without limitation, any principal, interest, penalties, premiums or other amounts due and payable under the Senior Secured Notes
        ("AMOUNTS OWED TO SENIOR SECURED NOTEHOLDERS") before any payment of any accrued and unpaid Management Fees, recoupment payments or any other distributions permitted under this Agreement to Manager ("MANAGEMENT
        DISTRIBUTIONS") and before any payment or other distributions to the
        Authority pursuant to this Agreement; and (ii) any distributions to
        Manager and the Authority that they would be entitled to under this
        Agreement but for this paragraph shall be made to the holders of the
        Senior Secured Notes. Any distribution paid under clause (ii) shall not be deemed to be a payment in satisfaction or discharge of any obligation to pay Management Distributions to Manager under this Agreement.

                C.      Manager agrees that it shall not make or receive any
        Management Distributions (i) if a default in the payment of any Amounts
        Owed to Senior Secured Noteholders occurs and is continuing beyond any applicable grace period provided for in the Senior Secured Note
        Indenture, until all Amounts Owed to Senior Secured Noteholders have been paid in full; or (ii) if a default, other than a payment default, under the Senior Secured Note Indenture occurs and is continuing and is of such a nature that the Trustee, or the holders of the Senior Secured
        Notes is permitted to accelerate the principal, premium, if any, and interest due under the Senior Secured Notes, until such default is cured. The Authority covenants that it shall provide written notice to
        Manager upon the occurrence of any default described in this paragraph.

                D.      If Manager receives any payment or distribution from the
        Authority at a time when Manager has actual knowledge that such payment or distribution is in violation of the terms and provisions of this
        Section, such payment or distribution shall be held by Manager, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Trustee on behalf of the holders of the Senior
        Secured Notes to be applied in accordance with the applicable provisions of the Senior Secured Note Indenture.

                                      -31-

                E.      This Section defines the relative rights of Manager and
        the holders of the Senior Secured Notes. Nothing in this Section shall
        (i) impair, as between the Authority and Manager, the right of Manager to receive any Management Distributions; (ii) affect the relative rights of Manager and creditors of the Authority other than their rights in relation to the holders of the Senior Secured Notes; or (iii) prevent
        Manager from exercising its available remedies upon a breach of the
        Authority's obligations under this Agreement, subject to the rights of the holders of the Senior Secured Notes to receive distributions and payments otherwise payable to Manager.

                F.      No right of any holder of the Senior Secured Notes to
        enforce the subordination of the Management Fee and any other amounts owed to Manager under this Agreement shall be impaired by any act or failure to act by the Trustee, any holder of the Senior Secured Notes, the Authority, or Manager in compliance with the terms of this Section.

                G.      The provisions of this Section shall not be amended or
        modified without the written consent of the Trustee, on behalf of the holders of the Senior Secured Notes.

Manager agrees that if the Trustee under the Senior Secured Note Indenture forecloses upon, or accepts a deed in lieu of foreclosure of, the Leasehold
Mortgage (as defined in the Senior Secured Note Indenture), then Manager shall have no interest in the leasehold estate thereunder or any rights or remedies against the Trustee (so long as the Trustee pays any Management Distributions payable to Manager under this Agreement and permitted to be paid under this
Section) or the Senior Secured Noteholders for the loss of its management interests hereunder, and Manager shall vacate and not remain on the Premises, so long as Gaming is not conducted on the Premises.

6.5     OPERATIVE DATES.

For purposes of this Article, the first year of operations shall begin on the
Commencement Date and continue until the last day of the month immediately preceding the first anniversary of the Commencement Date, and each subsequent year of operations shall be the 12-month period following the end of the previous year. Notwithstanding the foregoing, subject to SECTIONS 3.2 and 4.4.5, the Term shall extend up to and through but not beyond seven years after the
Commencement Date.

6.6     PAYMENT OF NET REVENUES.

Manager is authorized to transfer funds from the bank accounts of the Gaming
Enterprise to the bank accounts of Manager and the Authority in order to distribute Net Revenues and any other amounts due under this Article. The Net
Revenues paid to the Authority pursuant to this Section shall be payable to the bank account specified by the Authority pursuant to ARTICLE 7.

6.7     TOTAL RECOUPMENT FOR DEVELOPMENT COSTS.

The total amount of recoupment for development costs (exclusive of interest other than capitalized interest) including the aggregate principal amount of

                                      -32-

borrowings by the Authority for Project Costs shall under no circumstances exceed Six Hundred Fifty Million Dollars ($650,000,000)).

7.      GENERAL PROVISIONS.

7.1     NOTICE.

Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given to the applicable party (i)
on the date of hand delivery, with signed receipt, (ii) on the business day immediately following transmittal to Federal Express or other nationally recognized overnight commercial courier, with signed receipt, or (iii) five days after deposit in the United States mail, certified mail, return receipt requested, postage and fees prepaid, in any case addressed to the address of the applicable party set forth below, or such other address as such party may hereafter specify by notice to the other. The parties also designate the following persons as agents for receipt of service of process:

        If to the Authority:              Chairman
                                          St. Regis Mohawk Gaming Authority
                                          St. Regis Mohawk Reservation
                                          Community Building
                                          Route 37, Box 8A
                                          Hogansburg, NY  13655

                with a copy to:           Michael L. Roy
                                          Hobbs, Straus, Dean & Walker, LLP
                                          2120 L Street, N.W., Suite 700
                                          Washington, DC  20007

        If to Manager:                    Monticello Casino Management, L.L.C.
                                          c/o Monticello Raceway Management, Inc.
                                          c/o Monticello Raceway, P.O. Box 5013
                                          Monticello, NY 12701-5193
                                          Attn: Chief Financial Officer

                with a copy to:           Empire Resorts, Inc.
                                          Monticello Raceway
                                          Route 17B
                                          P.O. Box 5013
                                          Monticello, NY  12701-5193
                                          Attn.: Legal Dept.

                with a copy to:           Latham & Watkins LLP
                                          885 Third Avenue
                                          New York, NY  10022
                                          Attn: James I. Hisiger, Esq.

                                      -33-

or to such other different address(es) as Manager or the Authority may specify in writing using the notice procedure called for in this Section.

7.2     AUTHORIZATION.

The Authority and Manager represent and warrant to each other that each has full power and authority to execute this Agreement, to be bound by and perform the terms hereof and to perform its obligations hereunder. Each party shall furnish evidence of such authority to the other, which shall be attached as EXHIBIT G to this Agreement.

7.3     RELATIONSHIP.

Manager and the Authority shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

7.4     MANAGER'S CONTRACTUAL AUTHORITY.

Subject to the provisions of this Agreement, including, without limitation,
SECTION 4.2.4, Manager is authorized to make, enter into and perform in the name of and for the account of the Authority any contracts in furtherance of its obligations under this Agreement, including, without limitation, promotional or cross marketing agreements with any third party which are intended to enhance
Gaming revenues.

7.5     FURTHER ACTIONS.

The Authority and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof. The parties further agree that:

        7.5.1   FIRE AND SAFETY. The Gaming Facility shall be constructed and maintained in substantial compliance with such fire and safety statutes, New
York Building Code and related regulations which would be applicable if the
Gaming Facility were located outside of the jurisdiction of the Authority although those requirements would not otherwise apply within that jurisdiction.
To the extent that the Authority adopts fire, safety, or building code requirements that are more stringent than those otherwise applicable pursuant to the Compact, the Gaming Facility shall comply with such law. Nothing in this
Section shall grant any jurisdiction (including but not limited to jurisdiction regarding zoning or land use) to the State of New York or any political subdivision thereof over the Property or the Gaming Facility. The Authority, or third parties pursuant to agreement, will provide fire protection services for the Gaming Facility with the Authority.

        7.5.2   TAXES. If any government attempts to impose any possessory interest tax upon any party to this Agreement or upon the Gaming Enterprise, the
Gaming Facility or the Property, the Authority, in the name of the appropriate party or parties in interest, may resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating

                                      -34-

Expense of the Gaming Enterprise. Any such tax or required payment shall constitute an Operating Expense of the Gaming Enterprise. This Section shall in no manner be construed to imply that any party to this Agreement or the Gaming
Enterprise is liable for any such tax. This Section shall not be construed to apply to any lawfully imposed tax, including but not limited to federal or state income taxes, that may be imposed upon Manager's share of the Net Revenues.

        7.5.3   GOVERNING LAW. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of the State of New York except to the extent federal law preempts New York law.
All gaming covered by this Agreement will be conducted in accordance with the
Compact, IGRA, and the Tribal Gaming Ordinance.

        7.5.4   NATIONAL ENVIRONMENTAL POLICY ACT. The Authority shall supply the NIGC or the B.I.A., as appropriate, with all information necessary for the
NIGC or the B.I.A. to comply with the National Environmental Policy Act
("NEPA"), and any applicable regulations thereunder. The cost of any such compliance shall constitute an Operating Expense.

7.6     DEFENSE.

Except for disputes between the Authority and Manager, Manager shall bring, defend, or settle any claim or legal action brought against Manager or the
Authority, individually, jointly or severally in connection with the operation of the Gaming Enterprise. Subject to the approval of the Management Business
Board, Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend and/or settle any such claim or cause of action. The Management Business
Board shall supervise any action that poses a substantial risk to the normal operation of the Gaming Facility with notice to and appropriate consultation with the Authority. All liabilities, costs, and expenses, including attorneys'
fees and disbursements, incurred in defense or settlement of any such claim or legal action which are not covered by insurance shall be an Operating Expense.
Nothing contained in this Section is a grant to Manager of the right to waive the Tribe's or the Authority's sovereign immunity.

7.7     INDEMNITY.

Manager shall indemnify and save the Authority harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of Manager in the performance of its duties under this Agreement. Except for Manager's theft, fraud, willful misconduct or gross negligence, the Authority shall indemnify, defend and hold harmless Manager from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements relating to the Gaming Enterprise or Gaming Facility that results from Manager's performance of its obligations under this Agreement. The payment of all such obligations of the Authority shall constitute Operating Expenses. The indemnifications and terms set forth in this Section shall survive the expiration or earlier termination of this Agreement.

                                      -35-

7.8     WAIVERS.

No failure or delay by Manager or the Authority to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

7.9     CAPTIONS.

The captions for each Article and Section are intended for convenience only.

7.10    SEVERABILITY.

If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable
(specifically including Manager's right to receive its Management Fees), the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty days written notice to the other party, without liability on the part of the terminating party.

7.11    INTEREST.

Any amount payable to Manager or the Authority by the other, including without limitation, unpaid interest, which has not been paid when due shall accrue interest at same rate as the Senior Secured Notes, but in no event shall such interest exceed the cost of such funds. Any funds advanced by Manager for the minimum monthly guaranteed payment will be repaid from the Authority's share of future Net Revenues as provided in clause Third of SECTION 6.4.

7.12    REIMBURSEMENT.

Set forth on Schedule 1 attached hereto, as the same may be amended and/or updated from time to time, as applicable, are certain expenses paid or to be paid by Manager and for which the Authority shall reimburse the Manager in the amounts set forth thereon, provided that in no event shall Manager be reimbursed for expenses paid by Manager prior to August 1, 2005, and provided further that in no event shall the Authority reimburse Manager and Affiliates of Manager more than Ten Million Dollars ($10,000,000.00) in expenses incurred by Manager or its
Affiliate to develop the Gaming Enterprise prior to the time when the proceeds of the financing referenced in SECTION 4.2.5 become available. With the approval of the Management Business Board, Manager may, upon the mutual agreement of the
Authority and the Manager, advance funds on behalf of the Authority, to satisfy obligations of the Authority in connection with the Gaming Facility and this
Agreement. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by the Authority or its agents upon request. The Authority agrees to reimburse
Manager from future Net Revenues for money paid by Manager to satisfy

                                      -36-

obligations of the Authority in connection with the Gaming Enterprise and this
Agreement. Manager's sole source of such reimbursement shall be from undistributed and future Net Revenues.

7.13    THIRD PARTY BENEFICIARY.

Except with respect to the rights of the Trustee and the holders of the Senior
Secured Notes under SECTIONS 4.2 and 6.4, this Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and notwithstanding the provisions of SECTION
7.12, shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

7.14    BROKERAGE.

Manager and the Authority each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.
This provision shall survive the expiration or earlier termination of this
Agreement.

7.15    SURVIVAL OF COVENANTS.

Any covenant, term or provision of this Agreement that, in order to be effective, must survive the expiration or earlier termination of this Agreement shall survive any such expiration or earlier termination.

7.16    ESTOPPEL CERTIFICATE.

Manager and the Authority agree to promptly furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Gaming Enterprise as may be reasonably requested.

7.17    PERIODS OF TIME.

Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday, legal holiday under the laws of the State of New York, or legal holiday of the
Tribe (a list of which is set forth on EXHIBIT E attached hereto), then in such event said date shall be extended to the next day which is not a Saturday,
Sunday or legal holiday.

7.18    PREPARATION OF AGREEMENT.

This Agreement shall not be construed more strongly against either party regardless of who is responsible for its preparation.

7.19 EXHIBITS.

                                      -37-

All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

7.20    NON-ASSIGNABILITY.

        7.20.1. This Agreement shall not be directly or indirectly assigned by either party, nor shall subcontracts be entered into between Manager and a third party wherein the third party will have any responsibility for gaming or access to the proceeds of the gaming operation, without the prior written consent of the other party. No assignment of a controlling interest in Manager shall be made without the prior written consent of the Authority. No direct or indirect assignment involving responsibility for Gaming shall be valid until approved by the Chairman of the NIGC. If an assignment is so approved, this Agreement shall inure to the benefit of and be binding on the assignee.

        7.20.2. Notwithstanding the foregoing provisions of this SECTION 7.20, transfers of stock in a corporation whose shares are traded in the
"over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this Agreement, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this SECTION 7.20.

        7.20.3. Subject to the terms of this paragraph, the Authority or Tribe shall, without the consent of Manager, have the right to assign this Agreement and the assets of the Gaming Enterprise to an instrumentality of the Authority or Tribe or to a corporation or other business entity wholly owned by the
Authority or Tribe organized to conduct the business of the Gaming Enterprise for the Tribe provided that such assignee assumes all of the Authority's obligations herein, provided that the form of the assignment must be approved by the Manager, which approval shall not be unreasonably withheld. Any assignment by the Authority or Tribe shall not prejudice the rights of Manager under this
Agreement. No assignment authorized hereunder shall be effective until all Legal
Requirements are met.

7.21    CONFIDENTIAL INFORMATION.

Each party agrees that any information received concerning the other party during the performance of this Agreement, regarding a party's organization, financial matters, marketing plans, or other information of a proprietary nature, will be treated in a confidential manner and will not be disclosed to any other persons, firms or organizations, provided that the foregoing shall not apply to information that is (a) publicly available, (b) obtained from third parties without restrictions on disclosure, or (c) required to be disclosed by order of a court of competent jurisdiction or other applicable governmental entity. In an action under ARTICLE 15 of this Agreement for actual or threatened breach of the provisions of this Section, the party bringing the action will be deemed to have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages. This provision shall survive the expiration or earlier termination of this Agreement.

                                      -38-

7.22    PATRON DISPUTE RESOLUTION.

Manager shall attempt to resolve all Patron disputes pursuant to the Policies and Procedures set forth in EXHIBIT D, provided that tort claims shall be resolved as provided in the Compact or the Local Agreements, as applicable.

7.23    MODIFICATION.

Any change to or modification of this Agreement must be in writing signed by
Manager and the Authority and shall be effective only upon approval by the
Chairman of the NIGC, the date of signature of the parties notwithstanding.

7.24    EXECUTION IN COUNTERPART ORIGINALS.

This Agreement is being executed in counterparts. Each of the originals is equally valid. This Agreement shall be deemed "executed" and shall be binding upon both parties when properly executed and approved by the Chairman of the
NIGC.

7.25    ENTIRE AGREEMENT.

This Agreement, including the Schedules and Exhibits annexed hereto, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties.

8.      WARRANTIES.

8.1     PRESERVATION OF AGREEMENT.

Manager, the Tribe, and the Authority each warrant and represent that they shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to SECTION
7.23 and ARTICLE 9. Manager, the Tribe, and the Authority warrant and represent that they shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

8.2     NON-INTERFERENCE IN TRIBAL AFFAIRS.

Manager agrees not to interfere in or attempt to influence the internal affairs or government decisions of the Tribe or the Authority by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of Manager that only affect the activities of the Gaming
Enterprise. For the purposes of this Section, if the Tribe or the Authority alleges any such interference in Tribal affairs, the provisions of SECTION 9.3 shall apply.

8.3     PROHIBITION OF PAYMENTS TO MEMBERS OF TRIBAL GOVERNMENT OR AUTHORITY.

Manager represents and warrants that no payments or gifts of services or other things of value have been or will be made to any member, official, Relative of a

                                      -39-

member or official, or employee of the Tribal government or of the Management
Board or the regulatory arm of the Authority for the purpose of obtaining any special privilege, gain, advantage or consideration. The foregoing shall not prohibit seasonal gifts, birthday gifts, and gifts for other special occasions, provided that each such gift is for nominal value not to exceed One Hundred
Dollars ($100), and the aggregate value of such gifts in any one calendar year shall not exceed Five Hundred Dollars ($500). The Authority shall provide to
Manager from time to time a list of all members, officials, Relatives of each member and official, and employees of the Tribal government, the Management
Board and any regulatory arm of the Authority, and Manager shall be entitled to rely upon such list for purposes of this Section.

8.4     PROHIBITION OF HIRING MEMBERS OF TRIBAL GOVERNMENT OR AUTHORITY.

No member, official, or employee of the Tribal Government or of the Management
Board or regulatory arm of the Authority may be employed at the Gaming
Enterprise without a written waiver of this Section by the Authority, as appropriate, and, where required by applicable law, the Area Director, Eastern
Area Office, B.I.A. or the NIGC or other appropriate federal official. The
Authority shall provide to Manager from time to time a list of all members, officials, Relatives of each member and official, and employees of the Tribal government, the Management Board and any regulatory arm of the Authority, and
Manager shall be entitled to rely upon such list for purposes of this Section.

8.5     PROHIBITION OF FINANCIAL INTEREST IN GAMING ENTERPRISE.

No member or Relative of a member of the Tribal government, or of the Management
Board or the regulatory arm of the Authority shall have a direct financial interest in the Gaming Enterprise nor an indirect financial interest in the
Gaming Enterprise greater than the interest of any other member of the Tribe;
provided, however, subject to 25 C.F.R. ss.533.6(b)(1), nothing in this subsection shall restrict the ability of a Tribal member to purchase or hold stock, partnership interests or membership interests, as applicable, in Manager, its partners, parents, subsidiaries or affiliates where (i) such stock, partnership interest or membership interest, as applicable, is publicly held, and (ii) the Tribal member acquires less than (10%) ten percent of the outstanding stock, partnership interests or membership interests, as applicable, in the corporation, partnership or limited liability company, as applicable, provided that if a Tribal member shall acquire more than (10%) ten percent such person shall comply with all applicable law, including, without limitation, the
Compact.

8.6     TRIBAL TAXES.

The Authority and the Tribe warrant and agree that neither they nor any agent, agency, affiliate or representative of the Authority or the Tribe will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any kind to Manager or to any lender furnishing financing for the
Gaming Facility or for the Gaming Enterprise, or on the Gaming Enterprise, the
Gaming Facility, the revenues therefrom or on the Management Fee as described in
SECTION 6.4 of this Agreement; provided, however, the Authority or the Tribe, as appropriate, may assess against the Gaming Enterprise license fees reflecting commercially reasonable regulatory costs incurred by the Authority or the Tribe and any other regulatory costs incurred by the Tribe or the Authority pursuant to the Compact. The Authority and the Tribe further warrant and agree that

                                      -40-

neither they nor any agent, agency, affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends or distributions paid to, any of Manager's partners, members, stockholders, officers, directors, or employees or affiliates, or any of the employees of the Gaming Enterprise. If any such tax, fee, assessment or other charge is in fact levied, imposed, or collected, the
Authority or the Tribe warrants and agrees that it shall reimburse Manager or the affected partners, members, stockholders, officers, directors, employees or affiliates for the full value, and dollar for dollar of such tax, fee, assessment or other charge. Except as otherwise provided herein, if the
Authority or the Tribe levies any taxes, fees or assessments, such taxes and assessments shall constitute Operating Expenses of the Gaming Enterprises.

9.      GROUNDS FOR TERMINATION.

9.1     VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE.

This Agreement may be terminated pursuant to the provisions of PARAGRAPH 4.4.4 and SECTIONS 9.2, 9.3, 9.4, 9.5, and 12.4.

9.2     VOLUNTARY TERMINATION.

This Agreement may be terminated upon the mutual written consent and approval of the parties.

9.3     TERMINATION FOR CAUSE.

        9.3.1   BY EITHER PARTY. Either party may terminate this Agreement if the other party commits or allows to be committed any material default of this
Agreement. Neither party may terminate this Agreement on grounds of material default unless it has provided written notice to the other party of such default, and the defaulting party thereafter fails to cure or take steps to substantially cure the default within sixty (60) days following receipt of such notice, provided that, if such default is also a violation of the Compact, a
NIGC regulation or tribal ordinance, then such cure period shall be as set forth in the Compact, regulation or ordinance, as applicable, if such period is shorter than such sixty (60) day period. If during the period specified in such notice the defaulting party is actively proceeding in good faith to cure such default, the cure period shall be extended for a reasonable period. During the period specified in such notice, either party may submit the matter to arbitration under the dispute resolution procedures of this Agreement. The period to cure such default shall be tolled during the pendency of such arbitration proceeding. The discontinuance or correction of a default shall constitute a cure thereof.

        9.3.2   BY THE AUTHORITY. The Authority may also terminate this
Agreement where (a) Manager, or a manager, member, director, or officer of
Manager, has been convicted or indicted for any federal or state felony or other crime involving moral turpitude or any federal or state gaming offense, provided, however, that the Authority may not terminate this Agreement based on the conviction or indictment of a member, director, or officer where Manager terminates such individual (or such individual withdraws or resigns, as applicable) within ten days after receiving notice of the conviction or indictment from the Authority; (b) the removal of Manager is required by the

                                      -41-

NIGC or its Chairman, provided, however, that the Authority shall not so terminate this Agreement and Manager may contest such requirement of the NIGC or its Chairman so long as such contest is in good faith and shall not prevent the
Authority from conducting Gaming at the Gaming Facility; or (c) Manager, through a manager, member, director, or officer of Manager, has knowingly and willfully provided materially important false or misleading statements or information to the Authority, provided, however, that the Authority may not terminate this
Agreement based on such statements or information provided by a manager, member, director, or officer of Manager or a member of Manager, where Manager terminates such individual (or such individual withdraws or resigns, as applicable) within
30 days after the later of (i) Manager receives written notice from the
Authority of such statements or information or (ii) if Manager contests in good faith such statements or information by filing for a proceeding in arbitration in accordance with PARAGRAPH 15.1.1 within such 30 days and terminates such individual (or such individual withdraws or resigns as applicable) within 30 days after the decision of such arbitrator in favor of the Authority. For purposes of this Paragraph "materially important false or misleading statements"
means a false or misleading statement that is of such importance and materiality to the operation of the Gaming Enterprise so as to merit termination in the view of a reasonably prudent commercial business person.

        9.3.3   RIGHTS UPON TERMINATION. In the event of any termination for cause, regardless of fault, the parties shall retain all money previously paid to them pursuant to ARTICLE 6 of this Agreement; and the Authority shall retain title to the Gaming Enterprise, Furniture, Trade Fixtures and Equipment, and
Gaming Facility improvements, supplies, funds and accounts, and subject to the rights of Manager subject to offset, to any accrued and unpaid Net Revenues due under ARTICLE 6 of this Agreement. Subject to any adjudicated offsets, Manager shall continue to have the right to repayment of unpaid principal and interest and other amounts due under any other agreements.

        9.3.4   NO ELECTION OF REMEDIES. Subject to ARTICLE 15, an election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect pursuant to the provisions of SECTION 9.6 or 9.7 shall not preclude the injured party from providing notice of termination pursuant to this Section, neither shall termination preclude a suit for damages.

9.4     INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL REQUIREMENTS.

It is the understanding and intention of the parties that the establishment and operation of the Gaming Enterprise conforms to and complies with all Legal
Requirements. If during the term of this Agreement, the Gaming Enterprise, any material aspect of Gaming or any material aspect of the Compact is rendered unlawful by an Act of Congress, or is determined to be unlawful under federal law by the final judgment of a federal or state court of competent jurisdiction, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that (i) Manager shall have the rights in SECTION 4.4 of this Agreement; (ii) Manager and the Authority shall retain all money previously paid to them pursuant to ARTICLE 6 of this Agreement; (iii)
funds of the Gaming Enterprise in any account shall be paid and distributed as provided in ARTICLE 6 of this Agreement; (iv) any money lent by or guaranteed by
Manager or its affiliates to the Authority shall be repaid to Manager to the extent provided in SECTION 15.2.1; and (v) the Authority shall retain its

                                      -42-

interest in the lease and title to all Furniture, Trade Fixtures and Equipment, and Gaming Enterprise supplies, subject to the rights of Manager under the
Financing Agreements and subject to any requirements of financing arrangements.

9.5     MANAGER'S RIGHT TO TERMINATE AGREEMENT.

Manager may terminate this Agreement by written notice effective upon receipt by the Authority if:

        9.5.1   Any Tribal, State or Federal authority whose approval is
required fails to approve this Agreement or otherwise objects to the performance by Manager of any material obligation imposed on it under this Agreement;

        9.5.2   Manager has been notified by any regulatory agency that the performance by it of any material obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by Manager or any of its affiliates in any other jurisdiction, and the Authority refuses to allow Manager to immediately rectify any such complaint; or

        9.5.3   Manager, after seven days prior notice to the Authority, has reason to believe that the performance by it or the Authority of any material obligation imposed under this Agreement may reasonably be expected to result in the breach of any applicable Tribal, State or Federal law.

9.6     CONSEQUENCES OF TERMINATION FOR MANAGER'S BREACH.

In the event of the termination of this Agreement by the Authority for cause under SECTION 9.3, Manager shall not, prospectively from the date of termination, except as provided in SECTION 9.3, have the right to its Management
Fee from the Gaming Enterprise, but such termination shall not affect Manager's rights relating to reimbursement under this Agreement or any other agreements entered pursuant hereto. Manager shall indemnify and hold the Tribe and the
Authority harmless against all liabilities of any nature whatsoever relating to the Gaming Enterprise, but only insofar as these liabilities result from acts within the control of Manager or its agents. Any Net Revenues accruing through the date of termination shall be distributed in accordance with ARTICLE 6 of this Agreement. Nothing in this Section shall preclude any claim by the
Authority against Manager for damages or equitable remedies caused by a breach of this Agreement. Further, nothing in this Section shall preclude any claim by
Manager against the Authority for damages or equitable remedies caused by a wrongful termination of this Agreement.

9.7     CONSEQUENCES OF TERMINATION FOR AUTHORITY'S BREACH.

In the event of termination of this Agreement by Manager for cause under SECTION
9.3, Manager shall not be required to perform any further services under this
Agreement and the Authority shall indemnify and hold Manager harmless against all liabilities of any nature whatsoever relating to the Gaming Enterprise, but only insofar as these liabilities result from acts within the control of the
Authority or its agents and except to the extent caused by Manager's theft, fraud, willful misconduct or gross negligence. Any Net Revenues accruing through the date of termination shall be distributed in accordance with ARTICLE 6 of this Agreement. Nothing in this Section shall preclude any claim by Manager against the Authority for damages or equitable remedies caused by a breach of

                                      -43-

this Agreement. Further, nothing in this Section shall preclude any claim by the
Authority against Manager for damages or equitable remedies caused by wrongful termination of this Agreement.

10.     CONCLUSION OF THE MANAGEMENT TERM.

Upon the conclusion of the term of this Agreement, or the termination of this
Agreement under other of its provisions, in addition to other rights under this
Agreement, Manager shall have the following rights:

10.1    TRANSITION.

If termination occurs at any time other than upon the natural conclusion of the
Term, Manager shall cooperate with the Authority to effect an orderly transition, at the Authority's sole cost and expense.

10.2    UNDISTRIBUTED NET REVENUES.

If the Gaming Enterprise has accrued Net Revenues that have not been distributed under ARTICLE 6 of this Agreement, such Net Revenues shall be distributed according to SECTION 6.4 of this Agreement.

11.     CONSENTS AND APPROVALS.

11.1    THE AUTHORITY.

Where approval or consent or other action of the Authority or any agent or political subdivision of the Authority is required, such approval shall mean the written approval of the Management Board of the Authority evidenced by a duly enacted resolution thereof, or such other person or entity designated by resolution of such board. Any such approval, consent or action shall not be unreasonably withheld, delayed, or conditioned.

11.2    MANAGER.

Where approval or consent or other action of Manager is required, such approval shall mean the written approval of Manager's Representatives. Except as otherwise expressly provided herein, any such approval, consent or other action shall not be unreasonably withheld, delayed, or conditioned.

12.     DISCLOSURES.

12.1    PARTNERS AND AFFILIATES.

Manager warrants that on the date of this Agreement a complete list of its members and officers is attached as EXHIBIT B.

                                      -44-

12.2    CRIMINAL AND CREDIT INVESTIGATION.

Manager agrees that all of its members and officers involved in the Gaming
Enterprise shall:

                A.      consent to background investigations to be conducted by
        the Authority, the State of New York, the Federal Bureau of
        Investigation (the "FBI") or any other law enforcement authority or regulatory authority having jurisdiction, if requested by the Authority and to the extent required by IGRA and the Compact,

                B.      be subject to licensing requirements in accordance with
        the law of the Authority,

                C.      consent to a background, criminal and credit
        investigation to be conducted by the NIGC or B.I.A.,

                D.      consent to a financial and credit investigation to be
        conducted by a credit reporting or investigation agency at the request of the Authority,

                E.      cooperate fully with such investigations,

                F.      disclose any information requested by the Authority
        which would facilitate in the background and financial investigation,
        and

                G.      pay the cost and expenses of investigation required by
        25 CFR Part 537 for licensing of any person.

Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or an employee of the Authority shall result in the immediate dismissal of such employee. The Authority may disclose the results of any such investigation to federal officials as required by law. The Authority may assess reasonable costs and expenses of investigation for licensing of any person required by the Tribal Gaming Ordinance.

12.3    DISCLOSURE AMENDMENTS.

Manager shall, no later than thirty days prior to any proposed change in financial interest in Manager, provide the Authority with all information required by 25 CFR 537.1, provided, however, that if Manager exercises due diligence pursuant to this Section, any reasonable or unavoidable delay in the delivery of such information shall not be or be deemed to be a material breach of this Agreement. The Manager shall submit the information required by 25 CFR
ss.ss. 533.3(d) and 537 to the NIGC.

12.4    BREACH OF MANAGER WARRANTIES AND AGREEMENTS.

If a matter is discovered that was not disclosed by any background check conducted by the FBI as part of the B.I.A. or other federal approval of this
Agreement, and that would cause the subject not to be licensable, or that would cause the denial or revocation of any gaming license needed to operate the
Gaming Facility, then Manager shall have thirty days after notice from the

                                      -45-

Authority to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect. Manager shall have thirty days after notice from the Authority to cure a failure to update changes in financial position or additional gaming related activities prior to termination.

13.     RECORDATION.

At the option of Manager or the Authority, any security agreement related to the
Financing Agreements may be recorded in any public records. Where such recordation is desired in the public records of the B.I.A., the Authority will accomplish such recordation upon the request of Manager. No such recordation shall waive the Authority's sovereign immunity.

14.     NO PRESENT LIEN, LEASE OR JOINT VENTURE.

The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Gaming Facility or the Property, nor any proprietary interest in the Gaming Enterprise itself. The parties further agree and acknowledge that it is not their intent, and that this
Agreement shall not be construed, to create a joint venture between the
Authority and Manager.

15.     DISPUTE RESOLUTION.

15.1    CONSENT TO SUIT.

Subject to ARTICLE 19, the Tribe and the Authority expressly waive sovereign immunity for the purpose of permitting or compelling arbitration as provided in this Section, and to be sued in any court of competent jurisdiction by Manager for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this Agreement, the Financing Agreements, or any
Collateral Agreements or other obligations between the parties, provided that this waiver of sovereign immunity does not apply to any dispute relating to the non-issuance, condition, suspension, denial or revocation of any license held by
Manager legally necessary or required for Manager to conduct management and operations of the Gaming Facility or Gaming Enterprise (collectively, the
"LICENSING DISPUTES"), which disputes are to be decided by the License Forum pursuant to SECTION 15.4, provided further, however, that the Authority waives its immunity for the purpose of an action to enforce a decision of the License
Forum. Without in any way limiting the generality of the foregoing, the Tribe and the Authority expressly authorize any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including without limitation, entering the
Property and repossessing any furniture and equipment subject to a security interest or otherwise giving effect to any such judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe or the Authority other than the limited assets of the Authority specified in PARAGRAPH 15.2.1.

                                      -46-

        15.1.1  ARBITRATION. All disputes, controversies or claims arising out of or relating to this Management Agreement, or the termination or purported termination thereof (except Licensing Disputes), shall be settled by binding arbitration in accordance with the Expedited Procedure provisions (Rules 53 through 57 in the current edition) of the commercial arbitration rules of the
American Arbitration Association. Arbitration shall occur before a single arbitrator, or any greater number of arbitrators (the "ARBITRATOR(S)") if agreed to by the parties to the arbitration ("PARTIES"). The Arbitrator(s) shall possess relevant expertise and shall be selected by agreement of the Parties. If the Parties are unable to agree on the selection of the Arbitrator(s), the
American Arbitration Association shall select the Arbitrator(s). The
Arbitrator(s) shall render a decision promptly after the submission of the dispute and shall apply the standards of a reasonable, prudent businessperson.
The arbitrator(s) shall have no authority to award punitive damages. Unless the
Parties mutually agree otherwise, binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory relief, which shall be pursued as provided in SECTIONS
15.1 and 15.2, and except for Licensing Disputes which shall be pursued as provided in SECTION 15.4. The Arbitrator(s) may not require the Tribe or the
Authority to take or modify any governmental legislative decision or governmental legislative action, and may not prohibit the Tribe or the Authority from taking any governmental legislative decision or governmental legislative action, provided however, that in the event the Tribe or the Authority engages in a governmental legislative decision or action that causes a breach of this
Agreement and results in damage to Manager, the Arbitrator(s) may award Manager damages. (By way of example, if the Tribe taxed the Gaming Enterprise in violation of its promise not to do so in SECTION 8.6, the Arbitrator(s) could not enjoin the tax, but could award Manager damages equal to its share of the tax so imposed.)

        15.1.2  CHOICE OF LAW. In determining any matter the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New York law and applicable federal and tribal law. New York law shall govern the interpretation and construction of this Agreement.

        15.1.3  PLACE OF HEARING. All arbitration hearings shall be held at a place designated by the Arbitrator(s) in New York County, New York.

        15.1.4  CONFIDENTIALITY. The Parties and the Arbitrator(s) shall maintain strict confidentiality with respect to the arbitration, subject to the requirements of applicable law, including the federal securities laws and
SECTION 7.21 of this Agreement.

15.2    LIMITATION OF ACTIONS.

The waiver of immunity from suit in this Article is specifically limited to the following actions and judicial remedies:

        15.2.1  DAMAGES. The enforcement of an award of money damages by arbitration; provided that the Arbitrator(s) and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Tribe and may execute only as to the Authority against (i) undistributed or future Net Revenues of the Gaming Enterprise; or (ii) if it has been specifically found by an arbitrator that, by exercise of regulatory authority

                                      -47-

pursuant to the Tribal Gaming Ordinance or otherwise, or any rules, actions, or decisions of the Gaming Authority pursuant thereto (other than licensing decisions, which are subject to review by, and the sole jurisdiction of, the
License Forum pursuant to SECTION 15.4) the Authority has prejudiced Manager's rights under this Agreement or accompanying agreements, or has in any material way caused the lack of business success of the Gaming Enterprise, the future Net
Revenues of any other gaming operations conducted by the Authority, or any other entity of the Authority, on this Property. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe or the
Authority other than the limited assets of the Authority specified in this
Paragraph.

        15.2.2  CONSENTS AND APPROVALS. The enforcement of a determination by the Arbitrator(s) that the Authority's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

        15.2.3  INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. The enforcement of a determination by an Arbitrator that prohibits the Tribe or the Authority from taking any action that would prevent Manager from operating the Gaming
Enterprise pursuant to the terms of this Agreement, or that requires the Tribe or the Authority to specifically perform any obligation under this Agreement
(other than an obligation to pay money which is provided for in PARAGRAPH
15.2.1), provided that the Arbitrator(s) and/or the court may not require the
Tribe or the Authority to take or modify any governmental legislative decision or governmental legislative action, and may not prohibit the Tribe or the
Authority from taking any governmental legislative decision or governmental legislative action, and provided further that the Arbitrator(s) and/or the court may not enjoin the Tribe or the Authority with regard to any Licensing Disputes, except as provided in SECTION 15.2.6.

        15.2.4   ACTION TO COMPEL ARBITRATION. An action to compel arbitration pursuant to this Article.

        15.2.5   ACTION TO PRESERVE THE STATUS QUO DURING DISPUTES. An action to preserve the status quo during disputes pursuant to ARTICLE 19.

        15.2.6  ACTION TO ENFORCE A DECISION OF THE LICENSE FORUM. An action to enforce a decision of the License Forum rendered pursuant to SECTION 15.4 of this Agreement.

15.3    LIMITATION OF LIABILITY.

Neither the Tribe nor any officer, office-holder, employee, agent, representative or member of the Tribe or the Authority, as such, shall have any personal liability for obligations of the Authority under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Further, no member, nor any officer, office holder, employee, agent, representative, or member of any member of Manager shall have any personal liability for the obligations of Manager under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

15.4    DISPUTES BETWEEN THE AUTHORITY AND THE MANAGER RELATING TO MANAGER GAMING
LICENSE(S)

                                      -48-

In the event that the Authority denies, revokes, conditions or suspends any
Tribal gaming license held by Manager legally necessary or required for Manager to conduct management and operations of the Gaming Facility or Gaming Enterprise during the term of this Agreement, the matter shall be submitted for immediate review to a Manager License Review Forum ("LICENSE FORUM") as authorized under tribal law pursuant to tribal ordinance which shall include, at a minimum, the following provisions:

        (a)     The License Forum shall consist of three (3) members;

        (b)     From a designated approved list of potential members, one (1)
        member of the License Forum shall be selected by the Authority, one (1)
        member shall be selected by Manager and the third member shall be selected by mutual agreement of the two (2) members selected by the parties hereto, (and if such members are unable to agree, then the third member shall be the next available person on the designated approved list). The selection of the License Forum members shall be completed within twelve (12) hours of Manager's receipt of notice of the licensing action;

        (c)     The designated approved list of potential members of the License
        Forum shall consist of five (5) persons identified and approved by the
        Tribe and Manager prior to the Commencement Date, subject to amendment thereafter by agreement of the Authority and Manager;

        (d)     Any member serving on the License Forum shall be independent from the Authority, the Tribe, and the Manager and have experience in gaming licensing/regulatory issues;

        (e)     In reviewing the licensing action at issue, the License Forum may affirm, modify or rescind the licensing action. Grounds for modification or rescission of the licensing action shall be limited as follows:

                (i)     The licensing action is in excess of the legal authority
                or jurisdiction of the Tribe or the Authority;

                (ii)    The licensing action was made upon unlawful procedure;

                (iii)   The licensing action is unsupported by any evidence; or

                (iv)    The licensing action is arbitrary or capricious or
                otherwise not in accordance with law.

        (f)     The License Forum shall confer and deliberate on the matter within thirty-six (36) hours of Manager's receipt of notice of the licensing action and the License Forum members may meet in person or by telephone conference, as appropriate;

        (g)     Any party wishing to submit any documents or material relating to the licensing action at issue to the License Forum shall do so within thirty-six (36) hours of Manager's receipt of notice of the licensing action;

                                      -49-

        (h)     The License Forum shall render its decision to affirm, modify or rescind the licensing action within seventy-two (72) hours of Manager's receipt of notice of the licensing action; and

        (i)     The Manager shall not be permitted to provide management
        services to the Gaming Facility or the Gaming Enterprise from its receipt of the notice of the licensing action until permitted by decision of the License Forum.

16.     TIME IS OF THE ESSENCE.

Time is of the essence in the performance of this Agreement.

17.     THE AUTHORITY'S ASSETS.

Except as otherwise expressly provided in this Agreement, nothing in this
Agreement shall obligate or authorize the payment or encumbrance of any funds or assets of the Tribe, or the Authority. The only assets subject to payment or encumbrance shall be the revenues and assets of the Gaming Enterprise (excluding the Gaming Facility and the Property on which it is located) held by the
Authority.

18.     TRIBAL GAMING NOTICE PROVISION.

The Authority will give Manager notice of any alleged violation of the Tribal
Gaming Ordinance and fifteen (15) days opportunity to cure before the Authority may take any action based on such alleged violation, provided that this provision does not apply in the event of exigent circumstances requiring immediate action, in the discretion of the Authority, in which event the notice shall so state. If during such period Manager is actively proceeding to cure the violation, the period shall be extended for a reasonable time.

19.     PERFORMANCE DURING DISPUTES.

It is mutually agreed that during any kind of controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, or
Manager's ability to perform its duties and collect its Management Fee, but excluding Licensing Disputes, Manager shall remain in possession of the Gaming
Facility as Manager, and the Authority and Manager shall continue their performance of the provisions of this Agreement and its exhibits. Manager shall not be entitled to remain in possession of the Gaming Facility as Manager in the event that its license has been denied, revoked, or suspended. Manager shall be entitled to injunctive relief from a civil court or other competent authority to maintain possession in the event of a threatened eviction during any such dispute, controversy, claim or disagreement arising out of this Agreement other than a Licensing Dispute.

                                      -50-

20.     MARKS.

Prior to the Commencement Date and from time to time during the Term, Manager agrees to erect and install, in accordance with applicable local codes and regulations, all signs Manager deems necessary in, on or about the Gaming
Facility, including, but not limited to, signs bearing Manager's and the
Authority's Marks. The use of any such Marks shall require the prior approval of the Authority. The costs of purchasing, leasing, transporting, constructing, maintaining, and installing the required signs and systems shall be part of the start-up costs and Operating Expenses, as the case may be.

20.1    THE AUTHORITY'S MARKS.

Manager agrees to recognize the exclusive right of ownership of the Authority to all the Authority's service marks, trademarks, copyrights, trade names, designs, logos, company name, fictitious business name, trade styles and/or other sources and/or business identifiers and applications pertaining thereto, including, without limitation, the use of all marks including the names "Mohawk" or "St.
Regis", now or hereafter held or applied for in connection therewith; these marks shall include all marks which are unique to and developed for the Gaming
Facility (collectively, the "AUTHORITY'S MARKS"). Manager hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto.
Manager acknowledges that all of the Authority's Marks might not be used in connection with the Gaming Enterprise, and the Authority shall have sole discretion to determine which the Authority's Marks shall be so used. Manager shall not use the Authority's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without in each instance the prior written approval of the Authority.

In the event the Authority and/or Manager is (are) the subject of any litigation or action brought by any party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Authority and/or Manager of any Authority's
Mark used by Manager for or in connection with the Gaming Enterprise, any such litigation or action shall be defended entirely at the expense of the Authority, notwithstanding that the Authority may not be named as a party thereto. In the event Manager desires to bring suit against any user of any Authority's Mark, seeking to restrain such user from using any Authority's Mark, then such suit shall be brought only with the consent of the Authority and at the expense of the Gaming Enterprise, notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the
Authority and/or Manager or instituted against the Authority and/or Manager shall be under the absolute control of the Authority, notwithstanding that the
Authority may not be a party to such suit. Manager, at its sole cost, shall have the right to engage its own legal counsel and Manager's own counsel shall have the right to non-controlling participation in any such litigation. Manager shall have the right at any time during the course of such litigation to withdraw from participation therein.

20.2    MANAGER'S MARKS.

The Authority agrees to recognize the exclusive right of ownership of Manager to all Manager's service marks, trademarks, copyrights, trade names, designs,

                                      -51-

logos, company name, fictitious business name, trade styles and/or other sources and/or business identifiers and applications pertaining thereto, including, without limitation, the use of the marks "Monticello Race Track" now or hereafter held or applied for in connection therewith (collectively, the
"MANAGER'S MARKS"), provided that Manager shall claim no ownership of any of the
Authority's marks. The Authority hereby disclaims any right or interest in
Manager's Marks, regardless of any legal protection afforded thereto. The
Authority acknowledges that all of Manager's Marks might not be used in connection with the Gaming Enterprise, and Manager shall have sole discretion to determine which Manager's Marks shall be so used, provided, however, that
Manager's Marks shall not be used at the Gaming Facility without the prior approval of the Authority, such approval not to be unreasonably withheld. The
Authority covenants that in the event of termination, cancellation or expiration of this Agreement, whether as a result of a default by Manager or otherwise, the
Authority shall not hold itself out as, or continue operation of the Gaming
Enterprise as Manager's casino nor will it utilize any of Manager's Marks or any variant thereof in the operation of its Gaming Facility. The Authority agrees that Manager or its representative may, at any reasonable time thereafter, enter the Gaming Facility for the sole purpose of removing all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with Manager's or which carry any of Manager's Marks. Such removal shall be accomplished in a manner that leaves the premises in a condition suitable for appropriate commercial use.
The Authority shall not use Manager's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of Manager.

In the event the Authority and/or Manager is (are) the subject of any litigation or action brought by a party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Authority and/or Manager of any of Manager's Marks
used by Manager for or in connection with the Gaming Enterprise, any such litigation or action shall be defended entirely at the expense of Manager, notwithstanding that Manager may not be named as a party thereto. In the event the Authority desires to bring suit against any user of any of Manager's Marks, seeking to restrain such user from using any of Manager's Marks, then such suit shall be brought only with the consent of Manager and at the expense of the
Authority, notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the Authority and/or
Manager or instituted against the Authority and/or Manager shall be under the absolute control of Manager, notwithstanding that Manager may not be a party to such suit. The Authority, at its sole cost, shall have the right to engage its own legal counsel and the Authority's own counsel shall have the right to non-controlling participation in any such litigation. The Authority shall have the right at any time during the course of such litigation to withdraw from participation therein.

21.     INTENT TO NEGOTIATE NEW AGREEMENT.

On or before thirty days after the end of the sixth year of this Agreement, the
Authority shall give Manager notice of its intent regarding its willingness to enter into negotiations for a new Management Agreement to be effective upon the conclusion of this Agreement.

                                      -52-

22.     GOVERNMENT SAVINGS CLAUSE.

Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior,
B.I.A., the NIGC, the office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Authority or Manager under this Agreement or any other agreement or document related hereto, without the consent of the affected party.

                                      -53-

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                                MONTICELLO CASINO  MANAGEMENT,
                                                L.L.C.

                                                By: /s/ David P. Hanlon
                                                   -----------------------------
                                                   Name:  David P. Hanlon
                                                        ------------------------
                                                   Title: President
                                                         -----------------------

                                                ST. REGIS MOHAWK GAMING
                                                AUTHORITY

                                                By: /s/ Barbara A. Lazore
                                                   -----------------------------
                                                      Barbara A. Lazore, Member
                                                      Management Board

                                                By:  /S/ James W. Ransom
                                                   -----------------------------
                                                      James W. Ransom, Member
                                                      Management Board

                                                By:  /S/ Lorraine White
                                                   -----------------------------
                                                      Lorraine White, Member
                                                      Management Board

ST. REGIS MOHAWK TRIBE (solely with
respect to its rights and obligations
under SECTION 3.5 and PARAGRAPH 4.2.2
and ARTICLES 8 and 15 of this Agreement)

                                                By:  /s/ Barbara A. Lazore
                                                   -----------------------------
                                                       Barbara A. Lazore, Chief

                                                By:  /s/ James W. Ransom
                                                   -----------------------------
                                                       James W. Ransom, Chief

                                                By:  /s/ Lorraine White
                                                   -----------------------------
                                                       Lorraine White, Chief

                                      -54-

                                    EXHIBIT A
                        LEGAL DESCRIPTION OF THE PROPERTY

                                    EXHIBIT B
      LIST OF MEMBERS AND OFFICERS OF MONTICELLO CASINO MANAGEMENT, L.L.C.

                                    EXHIBIT C
          POLICIES AND PROCEDURES FOR RESOLUTION OF PERSONNEL DISPUTES
                          BETWEEN MANAGER AND CUSTOMERS

                                    EXHIBIT D
                   POLICIES AND PROCEDURES FOR PATRON DISPUTES

                                    EXHIBIT E
                             LIST OF TRIBAL HOLIDAYS

                                    EXHIBIT F
                  LEGAL DESCRIPTION OF THE NON-CASINO FACILITY

                                    EXHIBIT G
                AUTHORIZING RESOLUTIONS OF AUTHORITY AND MANAGER